EXHIBIT 10.45







                                CREDIT AGREEMENT



                     Dated effective as of November 9, 2004



                                 by and between


                          ONESOURCE TECHNOLOGIES, INC.,
                                  as Borrower,

                                       and

                                 COMERICA BANK,
                                    as Lender










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                                TABLE OF CONTENTS
                                                                            Page


SECTION 1             DEFINITIONS.............................................1

SECTION 2             REVOLVING CREDIT FACILITY - FACILITY A.................13

         2.1      Revolving Line of Credit Commitment........................13

         2.2      Facility A Note............................................14

         2.3      Interest Payable...........................................14

         2.4      Origination Fee............................................14

         2.5      Repayment Terms............................................14

         2.6      Procedure for Obtaining Facility A Advance.................15

         2.7      Prepayments................................................15

         2.8      Collateral Audits..........................................15

         2.9      Reserve....................................................16

SECTION 3             TERM LOAN - FACILITY B.................................16

         3.1      Term Loan..................................................16

         3.2      Facility B Note............................................16

         3.3      Interest Payable...........................................16

         3.4      Origination Fee............................................17

         3.5      Repayment Terms............................................17

         3.6      Optional Prepayments.......................................18

         3.7      Excess Cash Flow Payment...................................18

SECTION 4             COMMON PROVISIONS......................................18

         4.1      Default Interest...........................................18

         4.2      Interest and Fee Computations..............................18

         4.3      Method of Payment..........................................18

         4.4      Payment Due Dates..........................................18

         4.5      Late Charge................................................19

         4.6      Late Advance Requests......................................19

         4.7      Loan Accounts..............................................19

SECTION 5             COLLATERAL.............................................19

         5.1      Collateral.................................................19

SECTION 6             CONDITIONS PRECEDENT...................................19

         6.1      Initial Advance............................................19

         6.2      Subsequent Advances........................................21

         6.3      Facility A Advances........................................22




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                          TABLE OF CONTENTS (Continued)
                                                                            Page


SECTION 7             REPRESENTATIONS AND WARRANTIES.........................22

         7.1      Organization; Qualification; Affiliates of Borrower........23

         7.2      Authorization and Enforceability...........................23

         7.3      Absence of Conflicts.......................................23

         7.4      Solvency...................................................23

         7.5      Taxes......................................................24

         7.6      Absence of Litigation......................................24

         7.7      Accuracy of Information....................................24

         7.8      Ownership of Property......................................24

         7.9      Lien Priority..............................................24

         7.10     Governmental Approvals.....................................24

         7.11     Compliance with Law........................................24

         7.12     Permits; Franchises........................................25

         7.13     Federal Reserve Regulations................................25

         7.14     Other Obligations..........................................25

         7.15     ERISA......................................................25

         7.16     Financial Information......................................25

         7.17     Leases.....................................................26

         7.18     Capital Stock of Borrower..................................26

         7.19     Offices....................................................26

         7.20     Investment Company Act.....................................26

         7.21     Foreign Entity.............................................26

         7.22     Covenants In Other Documents...............................26

SECTION 8             AFFIRMATIVE COVENANTS..................................26

         8.1      Company Existence; Properties; Other Requirements..........27

         8.2      Maintenance................................................27

         8.3      Property Insurance.........................................27

         8.4      Collateral Audits; Financial Reports.......................27

         8.5      Use of Proceeds............................................29

         8.6      Perfection of Liens........................................29

         8.7      Notices to Lender..........................................29

         8.8      Notices or Filings.........................................29

         8.9      Other Agreements...........................................30



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                          TABLE OF CONTENTS (Continued)
                                                                            Page


         8.10     Taxes, Charges and Liens...................................30

         8.11     Operations.................................................30

         8.12     ERISA Plans................................................30

         8.13     Debt Service Coverage Ratio................................30

         8.14     Leverage Ratio.............................................30

         8.15     Quick Ratio................................................31

         8.16     Net Worth..................................................31

         8.17     Banking Relationships......................................31

         8.18     Real Property..............................................31

         8.19     Intellectual Property......................................31

         8.20     Additional Assurances......................................32

         8.21     Recovery of Additional Costs...............................32

         8.22     Books and Records..........................................32

         8.23     Net Proceeds of Sales......................................32

         8.24     Creation of Subsidiaries...................................32

         8.25     Title......................................................32

         8.26     Appraisal..................................................32

         8.27     Additional Notices to Lender...............................33

         8.28     Termination Statements and Releases.  .....................33

SECTION 9             NEGATIVE COVENANTS.....................................33

         9.1      Sale of Assets; Consolidation; Equity; Merger..............33

         9.2      Loans, Acquisitions and Guaranties.........................33

         9.3      Other Indebtedness.........................................33

         9.4      Change in Ownership Control................................34

         9.5      Other Liens................................................34

         9.6      Distributions..............................................34

         9.7      Compliance with ERISA......................................34

         9.8      Change of Fiscal Year......................................34

         9.9      Change Name, Office or Place of Business...................34

         9.10     Change or Suspension of Business...........................34

         9.11     Changes to or New Leases...................................34

         9.12     Compensation...............................................35

         9.13     Payment on or Modification of Subordinated Debt............35


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                          TABLE OF CONTENTS (Continued)
                                                                            Page



         9.14     Greg Gill Obligations......................................35

SECTION 10            DEFAULT AND REMEDIES...................................35

         10.1     Events of Default..........................................35

         10.2     Remedies Upon Event of Default.............................37

SECTION 11            ENVIRONMENTAL..........................................38

         11.1     Indemnity Regarding Hazardous Substances...................38

         11.2     Indemnity Regarding Construction and Other Risks...........38

         11.3     Defense of Indemnified Parties.............................39

         11.4     Representation and Warranty Regarding Hazardous Substances.39

         11.5     Compliance Regarding Hazardous Substances..................39

         11.6     Notices Regarding Hazardous Substances.....................39

         11.7     Site Visits, Observations and Testing......................39

SECTION 12            MISCELLANEOUS..........................................40

         12.1     Renewals and Extensions....................................40

         12.2     Right of Setoff............................................40

         12.3     GAAP.......................................................40

         12.4     Governing Law; Jurisdiction, Venue; Waiver of Jury Trial...40

         12.5     Indemnification............................................41

         12.6     Counterparts...............................................41

         12.7     Entire Agreement...........................................41

         12.8     Amendments.................................................41

         12.9     Conflicts; Inconsistency...................................41

         12.10    Additional Sums............................................41

         12.11    Savings Clause.............................................42

         12.12    Section Headings...........................................42

         12.13    Exchange of Information....................................42

         12.14    Consent to Sale or Transfer of Loan or Loan Participations.42

         12.15    Payment of Expenses........................................43

         12.16    Costs of Collection........................................43

         12.17    Bankruptcy.................................................43

         12.18    Notices....................................................44

         12.19    Severability...............................................44

         12.20    No Transfer by Borrower....................................44



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                          TABLE OF CONTENTS (Continued)
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         12.21    Binding Nature.............................................44

         12.22    Survival...................................................44

         12.23    Time of Essence............................................44

         12.24    Waiver.....................................................45

         12.25    Construction...............................................45

Exhibit A Form of Borrowing Base Certificate................................A-1

Exhibit B Form of Compliance Certificate....................................B-1

Exhibit C-1 Existing Debt...................................................1-1

Exhibit C-2 Existing Debt to be Repaid with the Proceeds of the Loans.......2-1

Exhibit D Form of Landlord Consent..........................................D-1

Exhibit E Description of Leases.............................................E-1

Exhibit F Form of Advance Notice............................................F-1

Exhibit G Trademarks/names, Copyrights and Patents and Logo.................G-1

Exhibit H Form of Facility A Note...........................................H-1

Exhibit I Form of Facility B Note...........................................I-1

Exhibit J Subsidiaries and Affiliates.......................................J-1

Exhibit K Litigation  K-1

Exhibit L Defaults under Material Obligations...............................L-1

Exhibit M Proxies, Warrants, Options, Rights and Shareholder Agreements.....M-1

Exhibit N Chief Executive Office and Other Facilities.......................N-1





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                                CREDIT AGREEMENT

     THIS CREDIT AGREEMENT (this "Agreement") is made and entered into effective as of November 9, 2004 (the "Effective Date"), by and between ONESOURCE TECHNOLOGIES, INC., a Delaware corporation, as borrower ("Borrower") and COMERICA BANK, as lender ("Lender").

                               FACTUAL BACKGROUND

     A. Borrower has requested Lender to make available to Borrower (i) a revolving line of credit in the amount not to exceed $1,500,000, and (ii) a single draw amortizing term loan in the amount not to exceed $1,750,000. Borrower intends to use the proceeds of a portion of such revolving line of credit and the term loan to pay certain indebtedness and other obligations of Borrower, as set forth on Exhibit C-2 hereto, and to finance Borrower's working capital.

     B. Lender has agreed to make available such revolving line of credit and the term loan upon and subject to the terms and conditions of this Credit Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, Borrower and Lender agree as follows:

                                   SECTION 1
                                  DEFINITIONS

     As used in this Agreement, the following terms have the following meanings:

     1.1 "Additional Sums" shall have the meaning assigned to it in Section
12.10.

     1.2 "Advance" shall mean a disbursement of funds under Facility A, Facility B or otherwise pursuant to this Agreement.

     1.3 "Affiliate" shall mean any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control another Person for the purposes of this definition if the first Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise.

     1.4 "Agreement" shall mean this Credit Agreement, as amended, supplemented or modified from time to time, together with all exhibits and schedules attached to this Agreement from time to time.

     1.5 "Borrower" shall have the meaning assigned to it in the Preamble to this Agreement, and shall include each Subsidiary of Borrower that becomes a "Borrower" after the Effective Date pursuant to Section 8.24.

     1.6 "Borrowing Base Certificate" shall mean a certificate in the form attached hereto as Exhibit A.



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     1.7 "Business Day" shall mean a day other than a Saturday, Sunday or other day on which banking corporations in Phoenix, Arizona are authorized or required by law to close.

     1.8 "Capital Expenditures" shall mean, for any specified period, the sum of all expenditures capitalized for financial statement purposes in accordance with GAAP (whether payable in cash or other property or accrued as a liability).

     1.9 "Capital Lease" shall mean any lease of any Property by Borrower that has been or will be classified and accounted for as a capital lease on the balance sheet of Borrower in accordance with GAAP.

     1.10 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     1.11 "Collateral Reserve" shall mean $850,000.

     1.12 "Compliance Certificate" shall mean a certificate in the form of Exhibit B attached hereto, signed by the Chief Executive Officer or the Chief Financial Officer of Borrower, and certifying that Borrower is, as of the date of the Compliance Certificate, in compliance with all of the covenants stated in
Section 8 and Section 9.

     1.13 "CPA" shall have the meaning ascribed thereto in Section 8.4(d).

     1.14 "Debt Service Coverage Ratio" shall mean the numerical ratio, as of the date of determination, of (i) EBITDA for the four calendar quarters immediately preceding the measurement, less federal and state income taxes to the extent added to the aggregate Net Income of Borrower in calculating such EBITDA, less cash Capital Expenditures for such period to (ii) the sum of (i) Interest Expense of Total Debt for the four calendar quarters immediately preceding the measurement, plus (ii) the current maturities on Borrower's long-term Indebtedness, all as determined in accordance with GAAP.

     1.15 "Default" shall mean an event that with the giving of notice or the passage of time or both would constitute an Event of Default.

     1.16 "EBITDA" shall mean, for any specified period, as determined in accordance with GAAP: (a) the Net Income of Borrower; plus (b) the sum of the following to the extent deducted in the determination of the Net Income of
Borrower: (i) federal and state income taxes (assumed to be 40% of aggregate Net Income if none is reserved for such specified period in the financial statements provided to Lender pursuant to Section 8.4), (ii) interest expense, less any interest income, and (iii) amortization and depreciation, including amortization of goodwill and other intangible assets.

     1.17 "Effective Date" shall have the meaning assigned to it in the Preamble to this Agreement.

     1.18 "Eligible Domestic Accounts Receivable" shall mean an account owed to Borrower that meets the following requirements when such account first comes into existence, and continues to meet such requirements until such account is collected in full:


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     (a) the account arose from a bona fide sale of goods delivered or shipped and/or the provision of services to a purchaser located and has its corporate headquarters in the United States or a purchaser that is a subsidiary, formed under the laws of the United States, with a parent entity that was formed under the laws of a jurisdiction outside of the United States and that is publicly traded in the United States and that has over $500 million in assets residing in the United States, for which Borrower has genuine invoices, shipping documents or receipts;

     (b) the account is due and payable not more than 90 days after the date of the related invoice;

     (c) the account is owned by Borrower free and clear of all Liens, other than Liens held by Lender;

     (d) the account is enforceable for the amount showing as owing in such invoice, shipping documents or receipt, and the transaction out of which the account arose complies with all applicable laws and regulations;

     (e) the account is not subject to any setoff, credit allowance or adjustment;

     (f) the account debtor has not returned the goods or disputed liability for the goods and/or services;

     (g) Borrower has no knowledge of any circumstance that might impair the account debtor's credit standing;

     (h) the account debtor is not (i) a Subsidiary or an Affiliate of Borrower;
(ii) a Person who is a shareholder, director, officer or employee of Borrower;
(iii) a Governmental Authority; (iv) a "debtor" or similar party under or in any proceeding under the United States Bankruptcy Code or any other law providing for creditor relief; or (v) an assignor for the benefit of creditors;

     (i) the account is assignable to Lender and, if evidenced by any instrument, has been endorsed and delivered to Lender in an manner satisfactory to Lender in its sole discretion;

     (j) the account is not conditioned on the approval of the account debtor or subject to any repurchase obligation on the part of Borrower or any return right or privilege of the account debtor;

     (k) the account does not arise out of a bonded contract;

     (l) the account has not been referred to any third party for collection;

     (m) the account is not owed by an account debtor that is obligated on any account owed to Borrower, any portion of which has been past due for longer than 90 days from the earlier of (i) delivery or shipment of the goods, (ii) performance of the service, or (iii) the date of the related invoice; and


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     (n) the account debtor is not a party that has supplied or provided any goods, inventory, materials or services to Borrower, or the account debtor's accounts receivable with Borrower are less than account debtor's accounts payable to Borrower, provided that only the excess amount of the account debtor's accounts payable to Borrower over the account debtor's accounts receivable with Borrower, shall be an Eligible Domestic Accounts Receivable.

Any Eligible Domestic Accounts Receivable that fails to meet any of the above requirements shall immediately and without any action by Lender cease to be an Eligible Domestic Accounts Receivable.

Notwithstanding the above provisions to the contrary, except for Eligible Domestic Accounts Receivable with Kroger Co. and its Affiliates and Subsidiaries, at any given time, Eligible Domestic Accounts Receivable shall not include that portion of the accounts of a given Person and its Affiliates and Subsidiaries that together exceeds 25% of the aggregate Eligible Domestic Accounts Receivable. Eligible Domestic Accounts Receivable shall not include that portion of the accounts of Kroger Co. and its Affiliates and Subsidiaries that together exceeds 40% of the aggregate Eligible Domestic Accounts Receivable. Such portion of the accounts of a given Person and its Affiliates and Subsidiaries that equals 25% of the aggregate Eligible Domestic Accounts Receivable, and in the case of accounts of Kroger Co. and its Affiliates and Subsidiaries, such portion of their accounts that equals 40% of the aggregate Eligible Domestic Accounts Receivable, shall be Eligible Domestic Accounts Receivable. Borrower, however, may from time to time request Lender to allow the portion of the accounts of a Person specified in such request and such specified Person's Affiliates and Subsidiaries that together exceeds the 25% Eligible Domestic Accounts Receivable limitation stated above to qualify as Eligible Domestic Accounts Receivable. Within a reasonable time after Lender's receipt of a request from Borrower, Lender shall, in Lender's sole and absolute discretion, determine whether to allow the specified Person's accounts that exceed such limit to qualify as Eligible Domestic Accounts Receivable and, if so, the extent to which such accounts may qualify as Eligible Domestic Accounts Receivable. Lender shall give Borrower written notice of Lender's determination setting forth the revised limit to be applicable to such specified Person and its Affiliates and Subsidiaries, and such determination shall become effective upon the date of such notice.

     1.19 "Eligible Domestic Inventory" shall mean the inventory of goods of Borrower that are:

          (a) from time to time determined by Lender, acting in a commercially reasonable manner, to be eligible for inclusion in the Facility A Borrowing Base;

          (b) owned by Borrower free and clear of all Liens other than Liens held by Lender and the Liens described in clauses (a), (b), (c) and (d) of the definition of Permitted Liens; and

          (c) reflected on the financial statements of Borrower as inventory in accordance with GAAP.

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Eligible Domestic Inventory shall not include any inventory that is located outside of the United States or that is in transit from Borrower to a purchaser; any item that is held by Borrower as consignee; any item that is shown on the balance sheet of Borrower as "LIFO Reserve" or the equivalent; work-in-progress; supplies and packaging; any item that is determined by Lender in its sole discretion to be obsolete; any item that is subject to a Lien described in clause (e) or (f) of the definition of Permitted Liens; or any item not insured with Lender designated as loss payee or otherwise not insured in a manner acceptable to Lender acting in a commercially reasonable manner.

Inventory of Borrower, which is at any time Eligible Domestic Inventory, but which subsequently fails to meet any of the foregoing requirements, shall thereafter cease to be Eligible Domestic Inventory.

     1.20 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as supplemented and amended from time to time.

     1.21 "Event of Default" shall have the meaning assigned to it in Section 10.1.

     1.22 "Excess Cash Flow" shall mean as to a specified calendar quarter, the amount by which EBITDA, minus federal and state income taxes to the extent added to the aggregate Net Income of Borrower in calculating such EBITDA, exceeds the sum of (a) Interest Expense of Total Debt for the specified calendar quarter, plus (b) the regularly scheduled principal payments paid in reduction of the long-term debt of Borrower, and any prepayments of principal paid to Lender, for the specified calendar quarter, including such payments payable under this Agreement and any notes junior in priority to the Notes, plus (iii) Capital Expenditures that are not accrued as a liability for the specified calendar quarter (excluding any proceeds from sales of assets previously capitalized), all as determined in accordance with GAAP.

     1.23 "Existing Debt" shall mean all amounts and other obligations owed by Borrower as set forth in Exhibit C-1 hereto. Exhibit C-2 sets forth that portion of the Existing Debt that will be repaid with the proceeds of the Loans. 1.24 "Facility A" shall have the meaning assigned to it in Section 2.1(a), as the same may be amended, supplemented or modified from time to time.

     1.25 "Facility A Accrued Amount" shall have the meaning assigned to it in
Section 2.5(c).

     1.26 "Facility A Advance" shall mean an Advance under Facility A.

     1.27 "Facility A Billed Amount" shall have the meaning assigned to it in
Section 2.5(c).

     1.28 "Facility A Borrowing Base" shall have the meaning set forth in
Section 2.1(a) and Section 2.1(b).

     1.29 "Facility A Borrowing Date" shall have the meaning assigned to it in
Section 2.6.


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     1.30 "Facility A Commitment" shall mean the obligations of Lender to make
Facility A available to Borrower pursuant to Section 2.1 in the amount referred to therein.

     1.31 "Facility A Commitment Period" shall mean the period from and including the Effective Date to and including the Facility A Maturity Date.

     1.32 "Facility A Due Date" shall have the meaning assigned to it in Section 2.5(c).

     1.33 "Facility A Maturity Date" shall mean the first Business Day next preceding the second anniversary of the Effective Date, or such earlier date on which all amounts under Facility A first become due and payable as provided herein.

     1.34 "Facility A Maximum Available Commitment" shall mean, at any specified time, the amount, if any, by which the Facility A Borrowing Base exceeds the unpaid principal balance outstanding at such time under Facility A.

     1.35 "Facility A Maximum Principal Amount" shall mean $1,500,000.

     1.36 "Facility A Note" shall mean the Revolving Credit Promissory Note - Facility A, of even date herewith, in the Facility A Maximum Principal Amount, executed by Borrower in favor of Lender to evidence Facility A, as the same may be amended, supplemented or modified from time to time, together with all exhibits and schedules attached thereto from time to time, and as further described in Section 2.2.

     1.37 "Facility B" shall have the meaning assigned to it in Section 3.1(a), as the same may be amended, supplemented or modified from time to time.

     1.38 "Facility B Accrued Amount" shall have the meaning assigned to it in
Section 3.5(c).

     1.39 "Facility B Advance" shall mean an Advance under Facility B.

     1.40 "Facility B Billed Amount" shall have the meaning assigned to it in
Section 3.5(c).

     1.41 "Facility B Borrowing Date" shall have the meaning set forth in
Section 3.1(b).

     1.42 "Facility B Commitment" shall mean the obligations of Lender to make Facility B available to Borrower pursuant to Section 3.1 in the amount referred to herein.

     1.43 "Facility B Commitment Period" shall mean the period from and including the Effective Date to and including a date 30 days after the Effective Date.

     1.44 "Facility B Due Date" shall have the meaning assigned to it in Section 3.5(c).

     1.45 "Facility B Maturity Date" shall mean the first Business Day preceding the fourth anniversary of the Effective Date, or such earlier date on which all amounts due under Facility B first become due and payable as provided herein.


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     1.46 "Facility B Maximum Principal Amount" shall mean $1,750,000.

     1.47 "Facility B Note" shall mean the Term Loan Note - Facility B, of even date herewith, in the amount of the Facility B Maximum Principal Amount, executed by Borrower in favor of Lender to evidence Facility B, as the same may be from time to time amended, supplemented or modified, together with all exhibits and schedules from time-to-time attached thereto, as further described in Section 3.2.

     1.48 "Funded Senior Debt" shall mean, at any specified time, the aggregate outstanding principal balance of and any accrued and unpaid interest on (a) all funds advanced by Lender to or for the benefit of Borrower and (b) any Indebtedness of Borrower issued on a parity basis as the funds advanced by Lender.

     1.49 "Funded Total Debt" shall mean, at any specified time, the aggregate outstanding principal balance of and any accrued and unpaid interest on all Indebtedness of Borrower, including: (a) the Funded Senior Debt and (b) the Indebtedness evidenced by the subordinated notes junior in priority to the Notes, if any, and any security agreements or other documents relating thereto.

     1.50 "GAAP" shall mean those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all periods so as to properly reflect the financial condition, and the results of operations and changes in financial position, of Borrower.

     1.51 "Government Authority" shall mean any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administration functions of or pertaining to government, and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing.

     1.52 "Hazardous Substance" means any substance, material, vapor or waste which is or becomes designated, classified or regulated as being "toxic" or hazardous" or a "pollutant," or which is or becomes similarly designated, classified or regulated, under any federal, state or local law, regulation or ordinance, or any derivative or mixture of such substance, material or vapor, or any petroleum products, including crude oil and any product derived directly or indirectly from, or any fraction or distillate of, crude oil.

     1.53 "Indebtedness" shall mean, at any specified time: (a) the aggregate indebtedness for borrowed money and for the deferred purchase price of property or services in respect of which any Borrower is liable, contingently or otherwise, as obligor or otherwise and any commitment by which any Borrower assures a creditor against loss, including contingent reimbursement obligations with respect to letters of credit; (b) the aggregate indebtedness guaranteed in any manner by any Borrower, including guaranties in the form of an agreement to repurchase or reimburse; (c) all obligations under Capital Leases in

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respect of which obligations any Borrower is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations Borrower assures a creditor against loss; (d) all unfunded obligations of Borrower to any "multiemployer plan" as such term is defined under ERISA; (e) all liabilities secured by any Lien on any Property owned by Borrower even though such Borrower has not assumed or otherwise become liable for the payment thereof; and (f) all other liabilities or obligations of Borrower which, in accordance with GAAP, are properly shown as a liability of any Borrower on the balance sheet of any Borrower.

     1.54 "Indemnified Costs" mean all actual or threatened liabilities, claims, actions, causes of action, judgments, orders, damages (including foreseeable and unforeseeable consequential damages), costs, expenses, fines, penalties and losses (including sums paid in settlement of claims and all consultant, expert and legal fees and expenses of counsel to Lender), including those incurred in connection with any investigation of site conditions (at, above or below the surface) or any clean-up, remedial, removal or restoration work, or any resulting damages, harm or injuries to the Person or property of any third parties or to any natural resources.

     1.55 "Indemnified Parties" means and includes Lender, its respective Subsidiaries and Affiliates, assignees of any interest of Lender in the Loan Documents or the Related Documents, owners of participation or other interests in the Loan Documents or the Related Documents, and the officers, directors, employees, attorneys and agents of each of them.

     1.56 "Interest Expense of Total Debt" shall mean, for any specified period, the aggregate gross interest expense (including interest expense attributable to Capital Leases) of Borrower payable on the Funded Total Debt, as determined in accordance with GAAP.

     1.57 "Inventory Appraisal Report" shall mean a report, in form and substance satisfactory to Lender in Lender's sole and absolute discretion, that is signed by an appraiser who is experienced in the appraisal of inventory, selected by Borrower and approved by Lender in its sole and absolute discretion, and which certifies as to the value of Borrower's Eligible Domestic Inventory as of the date of the inventory appraisal.

     1.58 "Landlord(s)" shall mean the landlord(s) under the Leases.

     1.59 "Landlord Consents" shall collectively mean, if applicable, the landlord consents (each in a form substantially similar to Exhibit D hereto and acceptable to Lender in its sole and absolute discretion) executed by the Landlords in favor of Lender, as the same may from time to time be amended, supplemented or modified, together with all exhibits and schedules from time to time attached thereto, pursuant to which each Landlord, among other things, waives any landlord's lien, whether statutory or otherwise, and other claims in and to any of the collateral for the Obligations and agrees to such other covenants as are reasonably requested by Lender.

     1.60 "Leases" shall collectively mean the leases described on Exhibit E attached hereto (as Exhibit E may be updated from time to time), as such leases may from time to time be amended, supplemented or modified, and any other rental agreements or leases hereafter executed by Borrower for the lease or rental of real property or space, together with all exhibits and schedules from time to time attached thereto.

     1.61 "Lender" shall have the meaning assigned thereto in the Preamble to this Agreement.

     1.62 "Leverage Ratio" shall mean the numerical ratio, as of the date of determination, of (i) Funded Senior Debt to (ii) EBITDA for the four calendar quarters immediately preceding the measurement.

     1.63 "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, charge, lien (statutory or other), security interest, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement), any financing lease having substantially the same economic effect as any of the foregoing (including the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement), or the filing of any financing statement under the UCC or comparable law of any jurisdiction.

     1.64 "Loans" shall collectively mean all amounts advanced or to be advanced under Facility A and Facility B.

     1.65 "Loan Documents" shall mean this Agreement, all Borrowing Base Certificates, the Notes, the Security Agreement, any documents evidencing the assignment to Lender of any accounts receivable of which the United States of America or any department or instrumentality thereof is the account debtor, and all notes, mortgages, deeds of trust, security agreements, assignments, financing statements, certificates and other documents whether now or hereafter existing, executed by Borrower in connection with the Obligations or by which Borrower is bound.

     1.66 "Loan Participants" shall have the meaning set forth in Section 12.14(b).

     1.67 "Loan Transferee" shall have the meaning set forth in Section
12.14(a).

     1.68 "Net Income" shall mean for any period the net income of Borrower for such period in accordance with GAAP.

     1.69 "Net Loss" shall mean, for a specified period of time, the net loss of Borrower for such period in accordance with GAAP.

     1.70 "Net Worth" shall mean, as of the date of determination, the total shareholders' equity (including capital stock, additional paid in capital and retained earnings after deducting treasury stock) which would appear on a balance sheet of Borrower prepared as of such date in accordance with GAAP consistently applied.

     1.71 "Notes" shall mean the Facility A Note, the Facility B Note and any note or notes required by Lender to be executed by any Borrower in connection with the Obligations, and any other note or notes issued in substitution, replacement or renewal of, or that amend or supersede any of the foregoing notes.

     1.72 "Obligations" shall mean all amounts to be paid or satisfied and all covenants and obligations to be performed or fulfilled by Borrower pursuant to the Loan Documents and all other amounts, covenants and obligations that Borrower hereafter agrees to pay, perform or fulfill for Lender's benefit, as the same may be amended, supplemented or modified from time to time.

     1.73 "OneSource" shall mean OneSource Technologies, Inc., a Delaware corporation, prior to its merger with Target.

     1.74 "Origination Fees" shall mean the fees owed to Lender by Borrower pursuant to Section 2.4 and Section 3.4.

     1.75 "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, and any entity succeeding to any or all of its functions.

     1.76 "Permitted Liens" shall mean:

          (a) Liens for taxes, assessments or other governmental charges, and carriers', warehousemen's, repairmen's, mechanics', materialmen's and other like Liens, which are either not delinquent or are being contested in good faith by appropriate proceedings, and against which Borrower has provided, and is maintaining, adequate reserves in accordance with GAAP;

          (b) easements, restrictions, minor title irregularities and similar matters which have no material adverse effect upon the ownership and use of the affected property;

          (c) Liens or deposits in connection with workers compensation, unemployment, social security or other insurance or benefits, or to secure customs duties, public or statutory obligations in lieu of surety, stay or appeal bonds, or to secure performance of contracts or bids (other than contracts for the payment of money borrowed), or deposits required by law as a condition to the transaction of business, or other Liens or deposits of a like nature made in the ordinary course of business;

          (d) Liens or security interests held by Lender;

          (e) Liens created by Capital Leases permitted by Section 9.3, so long as (i) the Indebtedness secured by all such Liens, together with the Indebtedness described in clause (f) below, does not exceed $100,000 in the aggregate for Borrower at any given time; (ii) the Liens created by such Capital Leases attach solely to the assets being leased or acquired by Borrower pursuant to such Capital Leases and secure only the capitalized amount; and (iii) the Indebtedness secured by any such Lien does not exceed 100% of the capitalized amount;

          (f) purchase money liens or security interests permitted by Section
9.3 and granted to suppliers in the ordinary course of business for purposes of purchasing any personal property, so long as (i) the Indebtedness secured by all such liens and security interests, together with the indebtedness described in clause (e) above, does not exceed $100,000 in the aggregate for Borrower at any given time; (ii) such purchase money liens or security interests arise pursuant to bona fide sales at prices consistent with the prevailing market price for such property; (iii) the Liens created by such transactions attach solely to the property being acquired by Borrower and secure only the balance of the purchase price of such property; and (iv) the Indebtedness secured by any such Lien does not exceed 100% of the price of the property that is acquired; and

          (g) Liens related to Existing Debt described in Exhibit C-2 (except any tax Lien of the Internal Revenue Service relating to the tax liability described in Exhibit C-1 and Exhibit C-2), provided such Liens are terminated or released within ten days after the Effective Date.

     1.77 "Person" shall mean an individual, partnership, limited liability company, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Government Authority or other entity of whatever nature.

     1.78 "Plan" shall mean any savings, profit sharing, retirement, deferred compensation contract or other plan maintained for employees of a Borrower and covered by Title IV of ERISA.

     1.79 "Prime Rate" shall mean the annual rate of interest from time to time announced by Lender as the fluctuating "prime" or equivalent rate of interest of Lender. Any increase or decrease in the Prime Rate shall be effective on the day the Prime Rate reflecting such increase or decrease is announced or published, as the case may be. Borrower acknowledges that the Prime Rate may not represent the most favorable interest rate from time to time offered by Lender to borrowers of Lender, that the Prime Rate may increase or decrease daily during the time this Agreement is in effect, and that the amount by which the Prime Rate may increase or decrease is not limited as to increases or decreases that may occur on any day while amounts owing on the Loans remain outstanding.

     1.80 "Property" shall mean any interest of Borrower in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including without limitation all contracts and agreements to which Borrower is a party, Eligible Domestic Inventory, Eligible Domestic Accounts Receivable and Trademarks/names, Copyrights and Patents.

     1.81 "Quick Ratio" shall mean the numerical ratio, as of the date of determination, of (a) the total current assets of Borrower less inventory of Borrower to (b) the total current liabilities (including, but not limited to the outstanding principal indebtedness under Facility A) of Borrower, as determined in accordance with GAAP.

     1.82 "Related Documents" shall collectively mean the Subordination and Intercreditor Agreements, the Landlord Consents, and all notes, mortgage, deeds of trust, security agreements, assignments, financing statements and other documents, whether now or hereinafter existing, executed by a Person other than the Borrower in connection with the Obligations.

     1.83 "Request for a Facility A Advance" shall mean a request for an Advance made in accordance with the requirements of Section 2.6 hereof, which shall be in the form attached as Exhibit F.

     1.84 "Security Agreement" shall mean the Security Agreement, of even date herewith, between Borrower and Lender, as the same may from time to time be amended, supplemented or modified, together with all exhibits and schedules from time to time attached thereto, which secures, among other things, the Obligations.

     1.85 "Subordinated Notes" shall mean (i) the Promissory Note, dated as of November 9, 2004, in the stated principal amount of $255,000, executed by Borrower and delivered to Robert H. Thomason; (ii) the Promissory Note, dated as of November 9, 2004, in the stated principal amount of $255,000 executed by Borrower and delivered to Mary H. Thomason; (iii) the Promissory Note, dated as of November 9, 2004, in the stated principal amount of $245,000 executed by Borrower and delivered to Randy H. Thomason; (iv) the Promissory Note, dated as of November 9, 2004, in the stated principal amount of $245,000 executed by Borrower and delivered to Jon M. Thomason; and (v) any other promissory note executed by Borrower and evidencing Indebtedness of Borrower to any Person other than Lender except as approved by Lender in Lender's sole and absolute discretion, all as the same may be amended, supplemented or modified from time to time, together with all exhibits and schedules attached thereto.

     1.86 "Subordination and Intercreditor Agreements" shall mean (i) the Subordination and Intercreditor Agreement, dated as of November 9, 2004 and executed by Robert H. Thomason and Lender; (ii) the Subordination and Intercreditor Agreement, dated as of November 9, 2004 and executed by Mary H. Thomason and Lender; (iii) the Subordination and Intercreditor Agreement, dated as of November 9, 2004 and executed by Randy H. Thomason and Lender; (iv) the Subordination and Intercreditor Agreement, dated as of November 9, 2004 and executed by Jon M. Thomason and Lender; and (v) any other Subordination and Intercreditor Agreement executed by Lender and the holder(s) of Indebtedness of Borrower (other than the Obligations), including the holder(s) of any Subordinated Note hereafter created, in form and substance acceptable to Lender in its sole and absolute discretion, and consented to by Borrower, as the same may be amended, supplemented or modified from time to time, together with all exhibits and schedules attached thereto.

     1.87 "Subsidiary" shall mean, as to any Person,

          (a) a corporation whose shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency that has not occurred) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries or both, by such Person.

          (b) a limited liability company, the majority of the membership interests of which are at the time held, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries or both, by such Person.

          (c) a partnership, which is controlled, directly or indirectly through one or more intermediaries or both by such Person.

          (d) a limited partnership, the general partner of which is at the time, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries or both, by such Person.

     1.88 "Target" shall mean First Financial Computer Services, Inc., an Arkansas corporation.

     1.89 "Trademarks/names, Copyrights and Patents" shall mean all logos, insignia, trademarks and trade names, copyrights and patents or applications therefor now or hereafter utilized for or in connection with the business of Borrower, all of which are listed (and a copy of any logo is included) on Exhibit G.

     1.90 "UCC" shall mean the Uniform Commercial Code as the same may from time to time be in effect in the State of Arizona.

     Except as otherwise herein specifically provided, each accounting term used herein shall have the meaning given to the accounting term under GAAP, all other terms contained in this Agreement (and which are not otherwise specifically defined herein) shall have the meanings provided in the UCC to the extent the same are used or defined therein. Unless the context otherwise requires, the words "hereof," "herein," and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, the word "include(s)" means "include(s), without limitation," and the word "including" means "including, without limitation". All references to dollar amounts shall mean amounts in lawful money of the United States of America.

                                   SECTION 2
                     REVOLVING CREDIT FACILITY - FACILITY A

     2.1 Revolving Line of Credit Commitment.

          (a) Subject to the terms and conditions of this Agreement, Lender agrees to make a revolving line of credit facility ("Facility A") available to Borrower during the Facility A Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the borrowing base amount set forth herein (the "Facility A Borrowing Base"). During the Facility A Commitment Period, so long as no Default or Event of Default has occurred or if all Events of Default have been expressly waived in writing by Lender, Borrower may borrow and repay the amounts owing under Facility A in whole or in part, and reborrow, all in accordance with the terms and conditions hereof. Amounts drawn on Facility A shall be used by Borrower to pay debt service, to fund a reserve account pursuant to Section 2.9 and to pay for working capital.

          (b) As of any date, the Facility A Borrowing Base shall be the lesser of: (i) the Facility A Maximum Principal Amount less the Collateral Reserve; or
(ii) the sum of (1) 80% of the aggregate amount of Eligible Domestic Accounts Receivable, plus (2) the lesser of (x) 25% of the aggregate amount of Eligible Domestic Inventory or (y) $800,000, less (3) the Collateral Reserve. As of any date, the Facility A Borrowing Base is subject to the approval of Lender, and Lender may at the expense of Borrower, conduct an audit of Borrower to determine the Facility A Borrowing Base.

     2.2 Facility A Note. Borrower shall, as a condition to the Facility A Advances, execute and deliver to Lender the Facility A Note in the form attached hereto as Exhibit H and in the principal amount of the Facility A Maximum Principal Amount.

     2.3 Interest Payable. Subject to the provisions of Section 4.1, Borrower shall pay interest on the unpaid principal amount from time to time outstanding under Facility A, in arrears, at a rate equal to the Prime Rate plus 1.00%. For the avoidance of doubt, the interest to be paid pursuant to this Section 2.3 shall float as the Prime Rate changes.

     2.4 Origination Fee. Upon the execution of this Agreement by Borrower and Lender and on each subsequent date that is the anniversary of the date of this Agreement, Borrower shall pay to Lender, with respect to Facility A, an origination fee of 0.50% of the Facility A Maximum Principal Amount. The origination fee shall be due and payable regardless of whether Borrower requests a Facility A Advance.

     2.5 Repayment Terms.

          (a) Borrower shall pay all accrued, but unpaid, interest on the unpaid principal amount from time to time outstanding under Facility A, on the 10th day of each month until the principal and all other amounts outstanding under Facility A have been paid in full and the Facility A Commitment has been terminated.

          (b) Borrower shall repay in full all outstanding and unpaid principal, interest and other charges outstanding under Facility A no later than the Facility A Maturity Date.

          (c) On or about the last day of each calendar month, Lender shall mail to Borrower a statement of the estimated amount (the "Facility A Billed Amount") that will be due under Facility A on the 10th day of the immediately succeeding month (the "Facility A Due Date") for the interest payable for such calendar month. The calculation of the Facility A Billed Amount shall be made on the assumption that no new extensions of credit or payments will be made between the date of the statement and the applicable Facility A Due Date, and that there will be no changes in the applicable interest rate. The Facility A Billed Amount shall be due, regardless of the actual amount of interest accrued. If the Facility A Billed Amount differs from the amount actually owing on the Facility A Due Date based on the interest rates actually in effect and the actual principal balances outstanding (the "Facility A Accrued Amount"), the difference will be treated as follows:

               (i) If the Facility A Billed Amount is less than the Facility A Accrued Amount, the Facility A Billed Amount for the following Facility A Due Date shall be increased by the amount of the difference. Borrower shall not be in Default solely by reason of any such difference; or

               (ii) If the Facility A Billed Amount is more than the Facility A Accrued Amount, the Facility A Billed Amount for the following Facility A Due Date shall be decreased by the amount of the difference.

Regardless of any such difference, interest shall continue to accrue on Facility A based on the actual amount of principal outstanding, without compounding. Lender shall not be obligated to pay Borrower interest on any overpayment.

          (d) Unless otherwise provided in this Agreement or required by applicable law, payments received by Lender with respect to Facility A shall be applied first to the Additional Sums or other costs or charges provided for herein, next to the accrued and unpaid interest with respect to Facility A, and then the remainder to the principal amount outstanding under Facility A.

     2.6 Procedure for Obtaining Facility A Advance. As a condition to each Facility A Advance (except for a Facility A Advance pursuant to Section 2.9), Borrower shall submit to Lender a written request therefor (a "Request for a Facility A Advance"). A Request for a Facility A Advance shall specify a Business Day during the Facility A Commitment Period on which such Advance is to be made (a "Facility A Borrowing Date") and the amount of the Advance requested. A Facility A Advance may be requested in any principal amount of the lesser of
(a) the Facility A Maximum Available Commitment, or (b) $50,000 or more up to the Facility A Maximum Available Commitment. A Request for a Facility A Advance shall be made not later than one Business Day prior to the corresponding Facility A Borrowing Date; provided, however, that Lender waives such notice requirements with respect to the initial Facility A Advance requested by Borrower and to be made on or about the Effective Date.

     2.7 Prepayments.

          (a) Optional Prepayments. Provided that all matured interest and other charges accrued to the date of prepayment are also paid in full, Borrower may, at the option of Borrower, at any time and from time to time, prepay the principal amount of Facility A, in whole or in part, without any prepayment premium or penalty. Notwithstanding any partial prepayment of principal under Facility A, there shall be no change in the due date of or the amount of any scheduled payment with respect to Facility A unless Lender, in its sole and absolute discretion, agrees in writing to such change.

          (b) Mandatory Prepayment. At any time that the aggregate principal amount outstanding under Facility A exceeds the Facility A Borrowing Base, Borrower shall immediately prepay the amount by which such aggregate principal amount outstanding exceeds such borrowing base, together with interest accrued on the amount of the prepayment.

     2.8 Collateral Audits. Lender shall have the right, at Borrower's cost and expense, to audit the collateral described in Section 5.1 and securing, among other Loans, Facility A Advances on a semi-annual basis starting from the Effective Date. If such collateral is not acceptable to Lender, in the sole and absolute discretion of Lender acting commercially reasonable, Lender shall not be obligated to make any subsequent Facility A Advances to Borrower. As long as no Event of Default has occurred and is continuing, Borrower shall not be obligated to pay more than $6,000 for an audit and no more than $12,000 each 12-month period for collateral audits performed pursuant to this Section 2.8.

     2.9 Reserve. On the date that Lender disburses and loans the initial Advance to Borrower, Borrower shall be deemed to have received a Facility A Advance from Lender in the amount of $48,624, and Lender shall deposit and fund such Facility A Advance to a reserve account held by Lender. Such amount shall be held in such reserve account until Borrower shall have provided Lender, to the satisfaction of Lender, with evidence that the tax liability of Borrower described in Exhibit C-1 plus any additional interest and penalties thereon have been paid and satisfied in full and any tax Lien of the Internal Revenue Service securing such tax liabilities has been released, at which time Lender shall remit such funds to Borrower. In addition to the rights and remedies provided in this Agreement and the other Loan Documents, Lender shall have all rights and remedies regarding the funds in the reserve account as are provided for under any applicable law. Without limiting the foregoing, upon and at all times after the occurrence and during the continuance of any Event of Default, Lender in its sole and absolute discretion may use the funds in the reserve account for any purpose, including, but not limited to, any combination of the following: (i) payment of any of the Obligations, in such order as Lender may determine in its sole and absolute discretion; provided, however, that such application of funds shall not cure or be deemed to cure any Default; (ii) reimbursement of Lender for any losses or expenses suffered or incurred as a result of such Event of Default; (iii) payment for the obligation for which such funds were reserved; and (iv) application of the funds in the reserves in connection with the exercise of any and all rights and remedies available to Lender at law or in equity or under this Agreement or pursuant to any other Loan Document.

                                   SECTION 3
                             TERM LOAN - FACILITY B

     3.1 Term Loan.


          (a) Subject to the terms and conditions of this Agreement, Lender agrees to extend a term loan ("Facility B") to Borrower in the Facility B Maximum Principal Amount. Amounts paid or repaid under Facility B may not be reborrowed. Amounts drawn on Facility B shall be used by Borrower solely to pay debt service and extinguish Existing Debt.

          (b) A request for a Facility B Advance shall specify a Business Day during the Facility B Commitment Period on which such Facility B Advance is to be made (a "Facility B Borrowing Date"), the amount of the Facility B Advance requested and a detailed description, in a form and substance acceptable to Lender in its sole discretion, of the projected uses of such funds to be advanced. The request for a Facility B Advance shall be made one Business Day prior to the corresponding Facility B Borrowing Date; provided, however, that Lender waives such notice requirement if the Facility B Advance is to be made on the Effective Date.

     3.2 Facility B Note. Borrower shall execute and deliver to Lender on the Effective Date the Facility B Note, substantially in the form attached hereto as
Exhibit I to evidence such Facility B.

     3.3 Interest Payable. Subject to the provisions of Section 4.1, Borrower shall pay interest on the unpaid principal amount from time to time outstanding under Facility B, in arrears, at a rate per annum equal to the Prime Rate plus 2.00%. For the avoidance of doubt, the interest to be paid pursuant to this
Section 3.3 shall float as the Prime Rate changes.

     3.4 Origination Fee. Upon the execution of this Agreement by Borrower and Lender, Borrower shall pay to Lender, with respect to Facility B, an origination fee of 1.00% of the Facility B Maximum Principal Amount. The origination fee shall be due and payable regardless of whether Borrower requests the Facility B Advance.

     3.5 Repayment Terms.

          (a) Borrower shall pay all accrued, but unpaid, interest on the unpaid principal amount from time to time outstanding under Facility B on the 10th day of each month until the Facility B Maturity Date, and Borrower shall pay on each such date an installment of principal in an amount equal to $36,458.

          (b) The entire principal balance outstanding under Facility B, together with all accrued interest and other amounts payable pursuant to Facility B, if not sooner paid as provided in the Loan Documents, shall be due and payable on the Facility B Maturity Date.

          (c) On or about the last day of each calendar month, Lender shall mail to Borrower a statement of the estimated amount (the "Facility B Billed Amount") that will be due under Facility B on the 10th day of the immediately succeeding month (the "Facility B Due Date") for the interest and any principal payable as described in Section 3.5(a). The calculation of the Facility B Billed Amount shall be made on the assumption that no new extensions of credit or payments will be made between the date of the statement and the applicable Facility B Due Date and that there will be no changes in the applicable interest rate. The Facility B Billed Amount will be due, regardless of the actual amount of interest accrued. If the Facility B Billed Amount differs from the amount actually owing on the Facility B Due Date based on the interest rates actually in effect and the actual principal balances outstanding (the "Facility B Accrued Amount"), the difference will be treated as follows:

               (i) If the Facility B Billed Amount is less than the Facility B Accrued Amount, the Facility B Billed Amount for the following Facility B Due Date shall be increased by the amount of the difference. Borrower shall not be in Default solely by reason of any such difference; or

               (ii) If the Facility B Billed Amount is more than the Facility B Accrued Amount, the Facility B Billed Amount for the following Facility B Due Date shall be decreased by the amount of the difference.

Regardless of any such difference, interest shall continue to accrue on Facility B based on the actual amount of principal outstanding, without compounding. Lender shall not be obligated to pay Borrower interest on any overpayment.

          (d) Unless otherwise provided in this Agreement or required by applicable law, payments received by Lender with respect to Facility B shall be applied, first to the Additional Sums or other costs or charges provided for herein, next to accrued and unpaid interest with respect to Facility B, and then the remainder to the principal amount outstanding under Facility B.

     3.6 Optional Prepayments. Provided that all matured interest and other charges accrued to the date of prepayment are also paid in full, Borrower may, at the option of Borrower, at any time and from time to time, prepay the principal amount of Facility B, in whole or in part, without any prepayment premium or penalty. Notwithstanding any partial prepayment of the Facility B Maximum Principal Amount, there shall be no change in the due date of or the amount of any scheduled payment with respect to Facility B unless Lender, in its sole discretion, agrees in writing to such change. Unless otherwise provided in this Agreement or required by applicable law, all amounts prepaid against the Facility B Maximum Principal Amount shall be applied, first to the Additional Sums or other costs or charges provided for herein, next to accrued and unpaid interest on the Facility B Maximum Principal Amount, and then, at the option of Lender, the remainder to the installments of the Facility B Maximum Principal Amount in inverse order of maturity.

     3.7 Excess Cash Flow Payment. Commencing on March 31, 2005 and on the end of each calendar quarter thereafter, if there is any unpaid balance on the Facility B Maximum Principal Amount, Borrower shall pay to Lender on the 10th day of the month following such date of determination, in addition to the regularly scheduled principal payments on the Facility B Maximum Principal Amount to be made by Borrower under Section 3.5(a), 50% of the Excess Cash Flow accrued or realized during the calendar quarter. Each such payment shall be applied by Lender first to the installments of the Facility B Maximum Principal Amount in inverse order of maturity, next to the Additional Sums or other costs or charges provided for herein, and then to accrued and unpaid interest on the Facility B Maximum Principal Amount.

                                   SECTION 4
                                COMMON PROVISIONS

     4.1 Default Interest. Notwithstanding any provision to the contrary herein, after the occurrence of an Event of Default (unless expressly waived in writing by Lender), the aggregate principal amount outstanding under each of the Loans shall bear interest, payable on demand, at a per annum rate equal to the applicable rates stated in Section 2.3 or Section 3.3 plus 5.00%. Neither the requirement nor any payment of such additional interest shall constitute a waiver of any Event of Default.

     4.2 Interest and Fee Computations. Except as otherwise expressly stated in this Agreement, all interest and fees with respect to each of the Loans shall be computed on the basis of a 360-day year and the actual number of days elapsed.

     4.3 Method of Payment. Payments by Borrower under this Agreement shall be made to Lender, at such location and to such accounts as designated by Lender from time to time, and shall be made in immediately available funds, or such other type of funds as may be acceptable to Lender in its sole and absolute discretion.

     4.4 Payment Due Dates. All payments under this Agreement that become due on a day other than a Business Day shall be due on the next Business Day. All payments under this Agreement received by Lender on a day other than a Business Day shall be applied on the next Business Day.

     4.5 Late Charge. If Borrower fails to make any payment under this Agreement after the date the same first becomes due and payable, Borrower shall pay to Lender, in addition to all other charges, a late charge equal to 5.00% of the amount of such overdue payment.

     4.6 Late Advance Requests. Any request for an Advance received by Lender after 12:00 p.m. (Phoenix, Arizona time) on any Business Day shall be treated as having been received by Lender on the next succeeding Business Day.

     4.7 Loan Accounts. Lender shall maintain on the books of Lender a separate record of account for each of the Loans in which Lender shall make entries for each Advance and such other debits and credits as shall be appropriate for each such facility. Lender shall provide Borrower with periodic statements of the account of Borrower under each such facility, which statements shall be deemed to be correct and conclusively binding on Borrower, unless Borrower notifies Lender to the contrary within 30 days after Borrower receives such statements to Borrower. Failure by Lender to make such notations or notifications to Borrower shall not affect the Borrower's liability with respect to the Obligations.

                                   SECTION 5
                                   COLLATERAL

     5.1 Collateral. The Obligations shall be secured by a perfected first-priority security interest in all of the assets of Borrower, including, but not limited to, all Property, machinery and equipment, inventory, accounts, trademarks, trade names, cash and cash equivalents and other general intangibles and other assets of Borrower, whether now owned or hereafter acquired, as further described in the Security Agreement.

                                    SECTION 6
                              CONDITIONS PRECEDENT

     6.1 Initial Advance. In addition to the terms and conditions otherwise contained herein, the obligations of Lender to make the initial Advances for each of Facility A and Facility B are conditioned on each of the following having been satisfied in a manner acceptable to Lender, in Lender's sole and absolute discretion:

          (a) The Loan Documents and the Related Documents in form and substance approved by Lender shall have been duly authorized and executed by Borrower and any other parties thereto and delivered by Borrower to Lender.

          (b) The Subordination and Intercreditor Agreements required by Lender shall have duly authorized and executed by the respective subordinating creditors and Lender and consented to by the Borrower.

          (c) Lender shall have received a true and correct copy of each of the Subordinated Notes required by Lender to be in effect as of the date of such Advance, and all security agreements and other instruments securing such Subordinated Notes, each bearing the legend required by the related Subordination and Intercreditor Agreement, and the Lender shall have approved the terms and conditions thereof.

          (d) Lender shall have received evidence satisfactory to Lender that the representations and warranties of Borrower in the Loan Documents are true and accurate and not misleading.

          (e) All financing statements required by Lender shall have been duly authorized and executed by Borrower and delivered to Lender and filed in the appropriate governmental offices, including, but not limited to, financing statements relating to the property described in the Security Agreement executed by Borrower and filed in the Office of the Secretary of State of the State of Delaware.

          (f) The Landlord Consents with respect to the Leases existing as of the date of such Advance shall have been duly authorized, executed and delivered by Landlords to Lender in form and substance acceptable to Lender in its sole and absolute discretion.

          (g) Lender shall have received all fees, costs and expenses specified in the Loan Documents as are then due and payable by Borrower to Lender, including the applicable Origination Fees, the attorneys' fees and costs incurred by Lender in connection with the preparation of the Loan Documents, and all other costs incurred by Lender, including, but not limited to, any appraisal fees, audit fees, environmental fees and filing, recording and search fees.

          (h) Lender shall have received all terminations of financing statements, partial releases of financing statements, mortgage releases, deed of trust releases, pay-off letters and/or agreements and other documents required by Lender to ensure that there are no Liens affecting the collateral for the Obligations, other than the Permitted Liens.

          (i) Lender shall have received evidence that the insurance coverage required under the Loan Documents is in full force and effect, that Lender is named as a loss payee or beneficiary thereunder, and that such insurance includes a provision requiring the insurer to provide Lender at least 30 days' prior written notice of the cancellation, expiration, termination or any change in the coverage afforded thereby.

          (j) Lender shall have received a certificate of the secretary or other authorized officer of the Borrower in the form and substance approved by Lender, of even date herewith, as to: (i) the incumbency and signature of the officer of Borrower executing the Loan Documents; (ii) the adoption and continued effect of the authorizing actions of Borrower attached thereto, authorizing the execution, delivery and performance of the Loan Documents; and (iii) the accuracy of the copies of the Amended and Restated Certificate of Incorporation and By-laws of Borrower attached thereto.

          (k) Lender, at its option and for its sole benefit, shall have conducted an audit of the Property, books, records and operations of Borrower, and Lender shall be satisfied as to their condition. Lender, at its option and for its sole benefit, shall have received an initial appraisal of the Property of Borrower, and Lender shall be satisfied as to such appraisal.

          (l) Lender shall have received a Borrowing Base Certificate signed by Borrower, and such reports and other certificates as Lender may require in order to satisfy itself as to the financial condition of Borrower and the lack of environmental or other contingent liabilities of Borrower.

          (m) Lender shall have received certificates of good standing for Borrower from the appropriate Government Authorities of the state of organization of Borrower.

          (n) Borrower shall have obtained and delivered to Lender all approvals required (if any) for Borrower to enter into the Loan Documents.

          (o) Lender shall have received true and correct copies of all Trademarks/names, Copyrights and Patents filed with the United States Patent and Trademark Office.

          (p) No Default or Event of Default shall then exist, nor shall any Default or Event of Default arise as a result of the initial Advances.

          (q) Lender shall have received a certificate, in a form and substance acceptable to Lender in its sole and absolute discretion, from Borrower setting forth the Existing Debt, including the per diem amounts of such Existing Debt.

          (r) Lender shall have received the favorable written opinion of counsel to Borrower in form and substance satisfactory to Lender and its counsel.

          (s) Lender shall have received copies of all merger documents relating to the mergers of OneSource and the Target, OneSource and OneSource Technologies, Inc., an Arizona corporation, and OneSource and CartridgeCare, Inc., an Arizona corporation, and shall have received evidence that all filings regarding such merger have been initiated.

          (t) Lender shall have received all other items that Lender reasonably requires.

     6.2 Subsequent Advances. In addition to the terms and conditions otherwise contained herein, the obligation of Lender to make each Facility A Advance after the initial Advance made pursuant to Section 6.1 is conditioned on each of the following conditions having been satisfied in a manner acceptable to Lender, in Lender's sole and absolute discretion, on and as of the date of such Advance:

          (a) Lender shall have received evidence satisfactory to Lender that the representations and warranties of Borrower in the Loan Documents are true and accurate and not misleading.

          (b) The Subordination and Intercreditor Agreements required by Lender shall have duly authorized and executed by the respective subordinating creditors and Lender and consented to by the Borrower.

          (c) Lender shall have received a true and correct copy of each of the Subordinated Notes required by Lender to be in effect as of the date of such Advance, and all security agreements and other instruments securing such Subordinated Notes, each bearing the legend required by the related Subordination and Intercreditor Agreement, and the Lender shall have approved the terms and conditions thereof.

          (d) The Loan Documents shall be in full force and effect, and the Liens and security interests granted to Lender thereby shall be perfected and in full force and effect with the priorities described therein.

          (e) If applicable, the Landlord Consents with respect to the Leases existing as of the date of such Advance shall have been duly authorized, executed and delivered by Landlords to Lender in form and substance acceptable to Lender in its sole and absolute discretion

          (f) Lender shall have received all fees, costs and expenses specified in the Loan Documents as are then due and payable by Borrower to Lender.

          (g) Lender shall have received evidence that the insurance required under the Loan Documents is in full force and effect, that Lender is named as a loss payee thereunder, and that each of such insurance polices includes a provision requiring the insurer to provide Lender at least 30 days' prior written notice of the cancellation, expiration, termination or any change in the coverage afforded thereby.

          (h) No Default or Event of Default shall exist.

          (i) All proceedings to be taken in connection with such Advance and all documents incident thereto shall be satisfactory in form and substance to Lender.

          (j) Lender shall have received a Compliance Certificate dated not more than 5 days prior to the Advance.

     6.3 Facility A Advances. In addition to the applicable conditions stated in
Section 6.1 and Section 6.2, the obligation of Lender to make each Facility A Advance is conditioned on each of the following having been satisfied in a manner acceptable to Lender, in Lender's sole and absolute discretion, on and as of the date of such Advance:

          (a) Lender shall have received from Borrower a Request for the Facility A Advance, together with the related Borrowing Base Certificate.

          (b) The principal amount outstanding under Facility A, together with the amount of such Advance, shall not exceed the Facility A Borrowing Base.

          (c) Borrower shall have paid for all costs and expenses relating to Lender's most recent semi-annual audit of the collateral described in Section 5.1, and the collateral securing Facility A shall be acceptable to Lender in its sole and absolute discretion acting commercially reasonable.

                                   SECTION 7
                         REPRESENTATIONS AND WARRANTIES

     To induce Lender to make the Loans as herein provided, and until all of the Obligations are repaid and performed in full, Borrower represents and warrants to Lender, and by each request for an Advance shall be deemed to represent and warrant that:

     7.1 Organization; Qualification; Affiliates of Borrower. Borrower is a corporation that is duly organized, validly existing and in good standing under the laws of the state in which Borrower is incorporated and has the full power and authority to execute the Loan Documents. Borrower has all necessary licenses, permits and franchises to borrow hereunder and to grant the Liens provided for in the Loan Documents and to own its assets and conduct its business as presently conducted. Borrower is duly licensed or qualified and in good standing to do business, or shall be duly licensed or qualified and in good standing to do business within 30 days of the Effective Date, in all jurisdictions, except the State of Arizona, where failure to qualify would have an adverse effect upon Borrower, and Borrower has no liabilities as a result of any failure to qualify to do business as a foreign corporation in any jurisdiction. Borrower has commenced as of the Effective Date all action required of it to become duly licensed or qualified and in good standing to do business in the State of Arizona. Borrower has no Subsidiaries or Affiliates, other than as described on Exhibit J attached hereto. Where required, Borrower is in compliance with all fictitious name statutes.

     7.2 Authorization and Enforceability. The making, execution, delivery and performance of the Loan Documents and the Related Documents to be executed by Borrower, have each been duly authorized by all necessary corporate action. The Loan Documents and the Related Documents, when executed and delivered by Borrower, will be the legal, valid and binding obligations of Borrower, enforceable against such Borrower in accordance with their respective terms except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditor's rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     7.3 Absence of Conflicts. The making, execution and performance of the Loan Documents and the Related Documents, and compliance with their respective terms, do not violate or constitute a default under any presently existing provision of law or the Certificate of Incorporation or Bylaws or similar corporate documents of Borrower or any agreement, instrument or obligation to which Borrower or any of its Affiliates is a party or by which Borrower or any of its Affiliates is bound, or any law, statute, governmental regulation, court decree, or order applicable to any Borrower or any of its Affiliates, the violation of which as to any of the foregoing would materially and adversely affect the properties, business or financial condition of Borrower and its Subsidiaries, taken as a whole.

     7.4 Solvency. After giving effect to the transactions contemplated by this Agreement, (a) the assets of Borrower, at fair valuation, will exceed the liabilities, including contingent liabilities, of Borrower; (b) Borrower is not engaged in a business or transaction for which its assets are unreasonably small; and (c) Borrower is able to pay its debts as they mature or otherwise become due and payable.

     7.5 Taxes. Except as set forth on Exhibits C-1 and C-2, Borrower has filed all federal, state, foreign and local tax returns that were required to be filed, except those returns for which the due date has been validly extended. Except as set forth on Exhibits C-1 and C-2, Borrower has paid or made provisions for the payment of all taxes, assessments and other governmental charges owed (including state and federal payroll taxes), and no tax deficiencies have been proposed or assessed against Borrower. Except as set forth on Exhibits C-1 and C-2, there are no pending or, to the knowledge of Borrower, threatened tax controversies or disputes relating to Borrower.

     7.6 Absence of Litigation. Borrower is not a party to nor, to the knowledge of Borrower, is there any threat of any litigation or administrative proceeding against Borrower that individually or in the aggregate could reasonably be expected to materially and adversely affect the properties, business or financial condition of Borrower and its Subsidiaries, taken as a whole, except for litigation described on Exhibit K.

     7.7 Accuracy of Information. All information, certificates and statements given by Borrower in, or pursuant to, the Loan Documents and the Related Documents were accurate, true and complete in all material respects when given, continue to be accurate, true and complete in all material respects as of the Effective Date, and do not contain any untrue statement or omission of a fact necessary to make the statements therein not misleading. There is no fact or circumstance known to Borrower which adversely affects in any material respect, or which in the future may adversely affect in any material respect, the business, property, operations or condition, financial or otherwise, of Borrower and its Subsidiaries, taken as a whole, which has not been set forth in the Loan Documents or Related Documents.

     7.8 Ownership of Property. Borrower owns and has good and marketable title in the legal name of Borrower to the Property owned by it free and clear of any Liens, other than Permitted Liens. All buildings and equipment, whether leased to or owned by Borrower, are in good condition, repair (ordinary wear and tear excepted) and working order and, to the knowledge of Borrower, conform in all material respects to all applicable laws, ordinances and regulations. Borrower has taken and will take all action reasonably necessary to maintain the interest of Borrower in and to any property that is leased by Borrower to third parties, including the filing of financing statements in the appropriate offices when required.

     7.9 Lien Priority. Borrower has not entered into any security agreement or otherwise granted a Lien to, or permitted a Lien to be held by, any Person that would be prior or in any way superior to the Liens in favor of Lender created by the Loan Documents, except for Liens described in clause (e) and clause (f) of the definition of Permitted Liens.

     7.10 Governmental Approvals. No consent, approval, authorization or other action by, or filing with, any federal, state or local Government Authority is required in connection with or as a condition to the execution, delivery and performance by Borrower of the Loan Documents and the Related Documents.

     7.11 Compliance with Law. Borrower is in compliance in all material respects with all laws, rules, regulations, orders, judgments, writs and decrees applicable to Borrower, the violation of which would materially and adversely affect the properties, business or financial condition of Borrower and its Subsidiaries, taken as a whole.

     7.12 Permits; Franchises. Borrower possesses all permits, franchises, memberships, contracts and licenses required and all trademark rights, trade name rights, patent rights, fictitious name rights and all other intellectual property rights necessary to enable Borrower to conduct the business in which Borrower is now engaged without conflict with the rights of others. At such time as Borrower acquires any additional federal registration to any intellectual property, Borrower will immediately notify Lender of such acquisition, and Borrower shall cause the security interest of Lender to be perfected in such rights. To the best of Borrower's knowledge, Borrower owns and has the irrevocable right to use the non-registered intellectual property listed in Exhibit G under the subtitle "Non-registered Intellectual Property". To the best of Borrower's knowledge, other than the Trademarks/names, Copyrights and Patents listed in Exhibit G and the non-registered intellectual property listed in Exhibit G, Borrower currently does not own any trademark, trade name, patent rights or other intellectual property, and no such ownership is required in order to enable Borrower to conduct the business in which the Borrower is now engaged.

     7.13 Federal Reserve Regulations. Borrower will not, directly or indirectly, use the proceeds of any of the Loans to purchase or carry any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. 221, as amended), or otherwise take or permit any action which would involve a violation of any regulation of the Board of Governors of the Federal Reserve System.

     7.14 Other Obligations. Except as set forth in Exhibit L, Borrower has not received any notice claiming any, and Borrower has no knowledge that it is in, default under any material obligation for borrowed money, any material purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

     7.15 ERISA. Borrower is in compliance in all respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder and: (a) no "prohibited transaction" as defined in Section 406 of ERISA or
Section 4975 of the Code has occurred with respect to any Plan; (b) no action has been taken by any Person that would cause the Internal Revenue Service to assert a disqualification of any Plan under Section 401(a) of the Code; (c) there has not been any "reportable event" as defined in Section 4043 of ERISA with respect to any Plan; (d) no "accumulated funding deficiency," as defined in
Section 302 of ERISA (whether or not waived) has occurred with respect to any Plan; (e) no action by Borrower to withdraw from any Plan has been taken and no notice of intent to terminate a Plan has been filed under Section 4041 of ERISA; and (f) no proceeding has been commenced with respect to a Plan under Section 4042 of ERISA, and no event has occurred or condition exists which might constitute grounds for the commencement of such a proceeding.

     7.16 Financial Information. The financial statements and information that have been or will be supplied to Lender by or on behalf of Borrower are, and as to future statements, will be, accurate and complete in all material respects, and present fairly the financial position of the subjects thereof as of the end of such periods and the results of the operation and cash flows of Borrower for such periods then ended in conformity with GAAP, except as set forth in the notes thereto. There has been no material adverse change in the financial condition or assets of Borrower subsequent to the date of the most recent financial statements supplied to Lender. All financial and other information to be supplied to Lender by or on behalf of Borrower will be in form and content as required by Lender and in compliance with all governmental regulations that apply.

     7.17 Leases. Exhibit E accurately identifies all of the real property leases (including any amendments or modifications thereof and any side agreements, letter agreements or supplemental agreements with respect thereto) to which Borrower is a party, or to which its leased properties are subject, including the title of the lease (and any amendment, modification, side agreement, letter agreement or supplemental agreement), the name of the landlord, the date of the lease (and any amendment, modification, side agreement, letter agreement or supplemental agreement), the expiration date of the lease and the address and location of the real property. Borrower has delivered to Lender true, accurate and complete copies of all such leases (and any such amendments, modifications, side agreements, letter agreements and supplemental agreements).

     7.18 Capital Stock of Borrower. All outstanding shares of capital stock of Borrower have been duly authorized and issued as required by law and are fully paid and non-assessable, and the issuance and sale thereof have been made in compliance with, in all respects, applicable federal and state securities laws. To the knowledge of Borrower, there are no outstanding proxies with respect to shares of capital stock or other securities of Borrower except as described in Exhibit M. There are no outstanding warrants, options or other rights issued or granted by Borrower or any shareholder agreements with respect to shares of capital stock or other securities of Borrower except as described on Exhibit M.

     7.19 Offices. The address of each office or facility of Borrower is listed on Exhibit N attached hereto. The books and records of Borrower and all records pertaining to Eligible Domestic Accounts Receivable and Eligible Domestic Inventory are located at the office location for such Borrower listed on Exhibit N.

     7.20 Investment Company Act. Borrower is not an "investment company" or a company "controlled by an investment company" within the meaning of the Investment Company Act of 1940, as amended.

     7.21 Foreign Entity. Borrower is not a "foreign corporation," "foreign trust," "foreign estate," or other "foreign person," as those terms are defined in the Code and related income tax regulations.

     7.22 Covenants In Other Documents. Except for Existing Debt that will be repaid with the proceeds from the Loans, none of the documents executed in connection with any other Indebtedness of Borrower other than the Obligations contains covenants governing financial performance or financial ratios or contains restrictions on Capital Expenditures or the right of Borrower to incur additional Indebtedness or grant a Lien.

                                   SECTION 8
                              AFFIRMATIVE COVENANTS

     Except with the written consent of Lender, from and after the Effective Date and until all of the liabilities and obligations of Borrower to Lender pursuant to the Loan Documents are repaid and performed in full, Borrower shall:

     8.1 Company Existence; Properties; Other Requirements. (a) Maintain the existence of Borrower as a corporation in good standing; (b) comply in all respects with all applicable laws, regulations, ordinances and orders of any Government Authority with authority over the business of Borrower, the violation of which would materially and adversely affect the properties, business or financial condition of Borrower and its Subsidiaries, taken as a whole; (c) conduct the business of Borrower substantially as now conducted and proposed to be conducted; and (d) maintain and preserve substantially all rights, licenses, privileges, and franchises Borrower now has so as not to materially and adversely affect the ability of Borrower to perform the obligations of Borrower under the Loan Documents. Borrower shall be duly licensed or qualified and in good standing to do business within 30 days of the Effective Date in all jurisdictions, except the State of Arizona, where failure to qualify would have an adverse effect upon Borrower. Borrower shall be duly licensed or qualified and in good standing to do business within 60 days of the Effective Date in the State of Arizona. As soon as available, Borrower shall provide evidence to Lender that all publication requirements for the mergers listed in Section 6.1(s) have commenced.

     8.2 Maintenance. Maintain, preserve and keep the Property in good repair, working order and condition and from time to time make all necessary repairs, renewals, replacements and additions thereto so that at all times the overall efficiency thereof shall be preserved and maintained.

     8.3 Property Insurance. Maintain all risk property damage insurance, business interruption insurance, comprehensive liability insurance (including coverage for contractual liability, product liability and workers compensation), any other insurance that is usual for the business of Borrower and such other insurance as Lender may from time to time reasonably require. The insurance obtained in connection with this Section 8.3 shall: (a) be in an amount reasonably acceptable to Lender; (b) be in a form reasonably acceptable to Lender; (c) be issued by an insurance company reasonably acceptable to Lender; and (d) include a lender loss payable endorsement reasonably acceptable to Lender. In the case of any risk property damage insurance maintained by Borrower, the amount of the insurance will be the full replacement cost of the insured Property. Borrower will, upon request of Lender, deliver to Lender a copy of each insurance policy, or if permitted by Lender, a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section 8.3. In addition, Borrower shall, upon request by Lender, have an independent appraiser satisfactory to Lender determine, as applicable, the cash value or replacement cost of the insured Property. The cost of such appraisals shall be paid by Borrower.

     8.4 Collateral Audits; Financial Reports. Maintain a system of accounting in accordance with GAAP, and permit Lender and the representatives of Lender to visit and audit, inspect or examine the Property, books, accounts and records of Borrower upon reasonable notice and during normal business hours and to make copies and memoranda of the books, accounts and records of Borrower and furnish to Lender and the duly authorized representatives of Lender such information respecting the business, financial condition, assets and liabilities

(whether absolute or contingent) of Borrower, as Lender may reasonably request. If any of the foregoing are in the possession of a third party, Borrower hereby authorize each such third party to grant Lender and the agents or consultants of Lender access thereto to perform such inspections and to respond to the requests of Lender for information concerning the foregoing.

Borrower, without any request from Lender, will furnish each of the following to
Lender:

          (a) As soon as available and in any event within 45 days after the end of each of the first three fiscal quarters, a copy of the unaudited financial statements of Borrower for the preceding quarter, including the balance sheet and statement of profit and loss of Borrower for such quarter, with supporting schedules, in form and content reasonably acceptable to Lender and all prepared and certified on behalf of Borrower by the chief financial officer of Borrower or an authorized officer thereof acceptable to Lender.

          (b) As soon as available, and in any event within 15 days after the end of each calendar month, (i) a Borrowing Base Certificate (consolidated and consolidating) effective as of the last day of such calendar month, and (ii) if not contained in the Borrowing Base Certificate, a certificate setting forth a detailed accounts receivable aging reconciled to such general ledger, a detailed accounts payable aging reconciled to such general ledger, the amount of any bank overdraft, the amount of checks issued but not sent and an inventory outlining both inventory composition and activity, all for such calendar month and certified as true and accurate on behalf of Borrower by the chief financial officer of Borrower or an authorized officer thereof acceptable to Lender.

          (c) As soon as available, and in any event within 45 days after the end of each of the first three fiscal quarters and 90 days after the close of each fiscal year, a Compliance Certificate, which shall set forth (i) a computation in reasonable detail of the Excess Cash Flow for such quarter; (ii) that no Default or Event of Default exists hereunder as of the date of such certificate, or if such a Default or Event of Default exists, a specification of the nature thereof; and (iii) a computation in reasonable detail of the calculation of the financial covenants and ratios set forth in Section 8.13,
Section 8.14, Section 8.15 and Section 8.16.

          (d) As soon as available, and in any event within 90 days after the close of each fiscal year of Borrower, a copy of the audited consolidated and consolidating financial statements of Borrower for such fiscal year and for the immediately preceding fiscal year, including balance sheet, statement of profit and loss and statement of cash flow for such fiscal year and for the previous fiscal year, all as prepared by independent certified public accountants selected by Borrower and satisfactory to Lender in its sole and absolute discretion (the "CPA"), together with any letters or reports to the management of Borrower by the CPA, which report shall be accompanied by the unqualified opinion of the CPA to the effect that the statements present fairly, in all respects, the financial position of Borrower as of the end of such fiscal year and the results of the operations of Borrower and the cash flows of Borrower for the fiscal year then ended in conformity with GAAP, except as set forth in the notes thereto.

          (e) As soon as available, and in any event within 90 days after the end of each fiscal year of Borrower, pro forma financial projections for Borrower for the next fiscal year, including income statements, balance sheets and cash flow statements for the next fiscal year, certified by Borrower to be based on information then available and believed by Borrower to be a reasonable projection of Borrower's financial performance for the period covered.

          (f) As soon as available, and in any event within 60 days after the Effective Date, a copy of the consolidated financial statements for OneSource and the Target pursuant to the rules and regulations of the Securities and Exchange Commission, together with a copy of the report of the Borrower's independent accountants regarding the same.

          (g) As soon as available, and in any event within 60 days after the Effective Date, a copy of the Inventory Appraisal Report and a Borrowing Base Certificate reflecting the Eligible Domestic Inventory amount from the Inventory Appraisal Report.

          (h) Such other financial information that Lender may reasonably request regarding the financial condition of Borrower.

All of the information referred to in this Section 8.4 shall be in a form reasonably satisfactory to Lender, complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP.

     8.5 Use of Proceeds. Use all proceeds of the Loans in the manner required by the Loan Documents including, but not limited to, paying and satisfying in full the Existing Debt listed on Schedule C-2.

     8.6 Perfection of Liens. Perfect and protect the priority of the Liens of Lender and reimburse Lender for related costs that Lender incurs to perfect and protect the priority of the Liens of Lender.

     8.7 Notices to Lender. Promptly notify Lender in writing of any of the following: (a) any failure to comply with any Loan Document or any Related Document; (b) the existence of any Lien against the Property of Borrower, other than a Permitted Lien; (c) any material adverse change in the financial condition or operations, as applicable, of Borrower; (d) any change in the name, legal structure, place of business, residence or chief executive office, as applicable, of Borrower; (e) any acquisition or purchase of a business or its assets by Borrower; (f) any acquisition or purchase of any interest in real property (whether fee or leasehold) by Borrower; (g) any threatened or pending litigation, governmental proceeding or labor dispute against Borrower which could have a material adverse affect on Borrower; (h) any notice received by Borrower with respect to any unpaid taxes, or other governmental assessments or charges; (i) the occurrence of any Default or Event of Default; (j) any cancellation or modification of a contract that would materially adversely affect the financial condition or operations of Borrower and its Subsidiaries, taken as a whole, and (k) the issuance of additional securities, the reclassification of any authorized or issued and outstanding stock, or the redemption of any of its stock by Borrower.

     8.8 Notices or Filings. Promptly provide Lender with a copy of any notices or filings made by Borrower with, or received by Borrower from, any Government Authority (including the Securities and Exchange Commission or any other regulatory agency). Borrower shall file its Form 8-K with the Securities and Exchange Commission within 60 days of the Effective Date.

     8.9 Other Agreements. Perform all obligations and comply with all terms and conditions of all other material agreements, whether now or hereafter existing, between Borrower and any other Person, and notify Lender immediately in writing of any default or event of default in connection with any other such material agreement, which could materially and adversely affect the properties, business or financial condition of Borrower.

     8.10 Taxes, Charges and Liens. Pay and discharge when due all Indebtedness and obligations of Borrower, including all assessments, taxes, governmental charges, levies and Liens, of every kind and nature, imposed upon Borrower or the Property or income or profits of Borrower, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a Lien or charge upon any of the Property or income or profits of Borrower; provided, however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, Lien or claim so long as: (a) the legality of the same shall be contested in good faith by appropriate proceedings; (b) Borrower shall have established on the books of Borrower adequate reserves with respect to such contested assessment, tax, charge, levy, Lien, or claim in accordance with GAAP; and (c) Lender has not made a determination that the Property is in danger of foreclosure or loss as a result of such non-payment or failure to discharge. Borrower, upon demand of Lender, will furnish to Lender evidence of payment of the assessments, taxes, charges, levies, Liens and claims and will authorize the appropriate governmental official to deliver to Lender at any time a written statement of any assessments, taxes, charges, levies, Liens and claims against the Property or income or profits of Borrower.

     8.11 Operations. Conduct the business affairs of Borrower in a reasonable and prudent manner and in compliance in all material respects with all applicable federal, state and municipal laws, ordinances, rules and regulations respecting the Property or the businesses and operations of Borrower, including the Americans with Disabilities Act and all minimum funding standards and other requirements of ERISA and other laws applicable to any Plan of Borrower.

     8.12 ERISA Plans. Give prompt written notice to Lender of any of the following: (a) the occurrence of any reportable event under Section 4043(b) of ERISA for which the PBGC requires a 30 day notice; (b) any action by Borrower to terminate or withdraw from a Plan or the filing of any notice of intent to terminate under Section 4041 of ERISA; (c) any notice of noncompliance made or received under Section 4041(b) of ERISA with respect to a Plan; or (d) the commencement of any proceeding under Section 4042 of ERISA with respect to a Plan of Borrower.

     8.13 Debt Service Coverage Ratio. Maintain a Debt Service Coverage Ratio of not greater than 1.30 to 1.00, measured as of the end of each calendar quarter from the Effective Date until the Loans and any other Obligations of Borrower to Lender under this Agreement or the other Loan Documents are fully paid and satisfied. For any calculation of such Debt Service Coverage Ratio that measures calendar quarters prior to the Effective Date, such calculation shall include the consolidated accounts of the Target and OneSource for such period.

     8.14 Leverage Ratio. Maintain a Leverage Ratio of not greater than 1.50 to 1.00, measured as of the end of each calendar quarter from the Effective Date until the Loans and any other Obligations of Borrower to Lender under this Agreement or the other Loan Documents are fully paid and satisfied. For any calculation of such Leverage Ratio that measures calendar quarters prior to the Effective Date, such calculation shall include the consolidated accounts of the Target and OneSource for such period.

     8.15 Quick Ratio. Maintain a Quick Ratio of not less than 0.40 to 1.00, measured as of the end of each calendar quarter from the Effective Date until the Loans and any other Obligations of Borrower to Lender under this Agreement or the other Loan Documents are fully paid and satisfied. For any calculation of such Quick Ratio that measures calendar quarters prior to the Effective Date, such calculation shall include the consolidated accounts of the Target and OneSource for such period.

     8.16 Net Worth. After the Effective Date until the end of the first calendar quarter after the Effective Date, maintain a minimum Net Worth of not less than (i) the greater of (a) $300,000 or (b) the actual Net Worth calculated pursuant to the amounts contained in the pro forma balance sheet contained in the Borrower's Form 8-K filed with the Securities and Exchange Commission pursuant to Section 8.8 and delivered to the Lender pursuant to Section 8.4(g), less (ii) $100,000. Thereafter, for each subsequent calendar quarter measured as of the end of each such calendar quarter, Borrower shall maintain, during the relevant calendar quarter, a minimum Net Worth of not less than the Net Worth determined as of the end of the previous calendar quarter increased by (a) Borrower's Net Income (with no reduction for losses) for such previous calendar quarter less (b) federal and state income taxes payable with respect to the Net Income for such previous calendar quarter.

     8.17 Banking Relationships. Maintain the primary banking relationships of Borrower, and any Subsidiary, (including all operating, deposit, payroll and other cash accounts other than petty cash accounts) with Lender.

     8.18 Real Property. Contemporaneously with the acquisition of any fee interest in real property, provide Lender with an executed and recordable deed of trust or mortgage related to such real property and in favor of Lender, in form and substance satisfactory to Lender in its sole and absolute discretion. Prior to the acquisition of any leasehold interest in real property (or any substitute leasehold interest), Borrower shall obtain Lender's written consent thereto, which consent Lender may withhold or condition in its sole and absolute discretion. Prior to the acquisition of such leasehold interest, Borrower shall provide Lender, if Lender so requests, with (i) an executed deed of trust with respect to such leasehold interest, and (ii) a Landlord Consent executed by the landlord of the subject real property. Borrower will promptly update the information on the attached Exhibit E if the information changes (including the entering into any renewal, extension or replacement of existing Leases and any additional Leases by any Borrower).

     8.19 Intellectual Property. Within 30 days after the Effective Date, take all action necessary to preserve and perfect the Lien of Lender in the Trademarks/names, Copyrights and Patents and any other intellectual property of Borrower. The actions of Borrower shall include appropriate filings with the United States Patent and Trademark Office. At such time as any Borrower acquires any additional federal registrations to Trademarks/names, Copyrights and Patents, Borrower will immediately notify Lender of such acquisition, and Borrower shall cooperate with Lender to perfect the security interest of Lender in such rights.

8.20 Additional Assurances. Take any action reasonably requested by Lender to carry out the intent of the Loan Documents and the Related Documents, including the execution and delivery to Lender of all notes, mortgages, deeds of trust, security agreements, financing statements, amendments to financing statements, instruments, documents and other agreements as Lender may reasonably request to evidence and secure the Loans and to perfect and protect all security interests and Liens of Lender.

     8.21 Recovery of Additional Costs. If the imposition of or any change in any law, rule, regulation or guideline, or the interpretation or application of any thereof by any court or administrative or Government Authority (including any request or policy not having the force of law) shall impose, modify or make applicable any taxes (except U.S. federal, state or local income or franchise taxes imposed on Lender), reserve requirements, capital adequacy requirements or other obligations which would: (a) increase the cost to Lender for extending or maintaining the credit facilities to which the Loan Documents and the Related Documents relate; (b) reduce the amounts payable to Lender under the Loan Documents and the Related Documents; or (c) reduce the rate of return on the capital of Lender as a consequence of the obligations of Lender with respect to the credit facilities to which the Loan Documents and the Related Documents relate; then, Borrower shall pay Lender such additional amounts as will compensate Lender therefor, within 5 days after written demand by Lender for such payment, which demand shall be accompanied by an explanation of such imposition or charge and a calculation in reasonable detail of the additional amounts payable by Borrower, which explanation and calculations shall be conclusive in the absence of manifest error.

     8.22 Books and Records. Cause Borrower's books and records to be maintained at such Borrower's office address listed on Exhibit N attached hereto. Borrower shall maintain its offices at the address stated in Exhibit N attached hereto or such other place as Lender may consent in writing.

     8.23 Net Proceeds of Sales. Cause 100% of all proceeds (net of escrow fees and other closing costs reasonably acceptable to Lender, accrued taxes and attorney's fees) from any sale or transfer of Borrower's fixed assets, including real estate, to be used to prepay the Loans in a manner as determined by Lender in its sole and absolute discretion.

     8.24 Creation of Subsidiaries. (i) Deliver to Lender at least 10 days' prior written notice of Borrower's creation, establishment or acquisition of any Subsidiary, and (ii) upon Lender's request, promptly and diligently (and in any event within such reasonable time as may be required by Lender) take all actions necessary or required by Lender to cause such Subsidiary to become obligated to pay and perform the Obligations jointly and severally with Borrower.

     8.25 Title. Borrower shall maintain good and marketable fee simple title to the Property, free and clear of all claims, liens, encumbrances, charges and other exceptions to title, except the Permitted Liens. Lender shall have a valid first lien upon and security interest in such Property, pursuant to the UCC-1 financing statements.

     8.26 Appraisal. Borrower shall cooperate with any appraiser making an appraisal of Borrower's Property on behalf of Lender. Borrower shall deliver the Inventory Appraisal Report to Lender within 60 days of the Effective Date and Borrower shall pay the cost of such appraisal.

     8.27 Additional Notices to Lender. Borrower shall give Lender 45 days' prior written notice of any change: (i) in the location of any of the facilities of Borrower described in Section 8.22; (ii) in the location of the collateral securing Borrower's obligations to Lender pursuant to this Agreement, the other Loan Documents and the Related Documents, including, without limitation, the books and records of Borrower; or (iii) of the names under which it does business.

     8.28 Termination Statements and Releases. Within ten (10) days after the Effective Date, Borrower shall cause all Liens and security interests related to Existing Debt to be released and shall submit to Lender copies of all instruments as are necessary to release any and all such Liens and security interests in the Collateral.

                                   SECTION 9
                               NEGATIVE COVENANTS

     Except with the written consent of Lender, from and after the Effective Date and until all of the liabilities and obligations of Borrower to Lender pursuant to the Loan Documents are repaid and performed in full, Borrower shall not directly or indirectly:

     9.1 Sale of Assets; Consolidation; Equity; Merger. (a) Sell, transfer, lease, otherwise dispose of, mortgage, assign, pledge, grant a security interest in, or otherwise encumber any of the Property, other than in ordinary course of Borrower's business or by Permitted Liens; provided, however, that as long as Borrower receives reasonably equivalent value in return Borrower is permitted to
(i) sell, transfer, lease or otherwise dispose of assets that are obsolete and worn out or which are no longer necessary for the operation of the business of Borrower; (b) enter into any agreement, directly or indirectly, to sell or transfer any property, real or personal, used in the business of Borrower, and thereafter lease such property or other property which Borrower intends to use for substantially the same purposes; (c) cease operations, liquidate or dissolve; (d) consolidate, merge, joint venture or combine with or into any other Person or acquire or enter into any agreement to acquire any business or its assets.

     9.2 Loans, Acquisitions and Guaranties. (a) Without Lender's prior written consent, which consent may be withheld in Lender's sole and absolute discretion, loan, invest in or advance money or assets to any other Person or purchase or acquire any interest in, or assets of, any other Person other than a Subsidiary or Borrower; or (b) incur any obligation as surety or guarantor except for such surety obligations incurred in the ordinary course of operations of Borrower' businesses in amounts not to exceed in the aggregate at any one time of $100,000.

     9.3 Other Indebtedness. Incur, create, assume, guarantee or otherwise become primarily or secondarily liable for, or absolutely or contingently liable for, or permit to exist, any Indebtedness without the prior written consent of Lender, other than (a) Indebtedness to Lender; (b) the Indebtedness evidenced by the Subordinated Notes; (c) any Capital Leases incurred by Borrower in the ordinary course of business in connection with the lease of inventory or equipment which, together with the Indebtedness described in clauses (d) through
(e) of this Section 9.3, does not exceed $100,000 in the aggregate for Borrower at any given time; (d) any purchase money indebtedness of Borrower incurred by Borrower in the ordinary course of business in connection with the purchase of inventory or equipment which, together with the

Indebtedness described in clause (c) and clause (e) of this Section 9.3, does not exceed $100,000 in the aggregate for Borrower at any given time; and (e) normal, unsecured trade payables incurred by Borrower in the ordinary course of business which, together with the Indebtedness described in clauses (c) through
(d) of this Section 9.3, does not exceed $100,000 in the aggregate for Borrower at any given time.

     9.4 Change in Ownership Control. Issue any additional securities not outstanding on the Effective Date or make or enter into or permit any transaction, including any redemption or classification of stock or any other reorganization of Borrower, that could effectively transfer the power to (i) elect or remove members of Borrower's board of directors, or (ii) otherwise control or direct the policies and procedures of Borrower.

     9.5 Other Liens. Create or permit to be created or allow to exist any Lien on any Property now owned or hereafter acquired by Borrower, except Permitted Liens.

     9.6 Distributions. Until the Loans and all Obligations have been paid, performed and satisfied in full, pay any dividend (other than a stock split effected by way of a non-cash stock dividend), make any capital contributions to any Person, other than a Subsidiary, pay any management or guaranty fees, except for any fees paid by Borrower to Partner Resource Management, LLC pursuant to the Professional Services Agreement, dated as of October 1, 2004, by and between Partners Resource Management, LLC and Borrower (provided that such agreement shall not be amended without the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed), or permit any distributions of any kind (other than distributions of stock).

     9.7 Compliance with ERISA. (a) Terminate any Plan so as to result in any liability to PBGC; (b) engage in any "prohibited transaction" (as defined in Section 4975 of the Code) involving any Plan which would result in a liability for an excise tax or civil penalty in connection therewith; or (c) incur or suffer to exist any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, involving any condition, which presents a risk of incurring a liability to PBGC by reason of termination of any such Plan. 9.8 Change of Fiscal Year. Change its fiscal year.

     9.9 Change Name, Office or Place of Business. Change the name, chief executive office or the place of business of Borrower.

     9.10 Change or Suspension of Business. Change the nature of the business conducted by Borrower as of the Effective Date, or voluntarily suspend (other than for not to exceed 10 consecutive Business Days in the ordinary course of business for taking or replenishing inventory, retooling or installing equipment or permitting employees to take regularly scheduled vacations) the business of Borrower for more than 5 consecutive Business Days in any fiscal year, unless a longer suspension is reasonable as the result of any fire, flood or other act of God, act of public enemy, riot, act of terrorism, war, insurrection or governmental regulation of the sale or transportation of materials, supplies or labor.

     9.11 Changes to or New Leases. Agree to amend any Lease or enter into a new Lease without the prior written consent of Lender.

     9.12 Compensation. From and after the occurrence of an Event of Default increase the amount of any compensation payable to the management of Borrower above the amount payable immediately prior to the occurrence of the Event of Default.

     9.13 Payment on or Modification of Subordinated Debt. Not make or accelerate any payment under any Subordinated Note except as expressly permitted by the terms of the applicable Subordination and Intercreditor Agreement, or amend or modify any provision of any Subordinated Note; provided that prior to the date that is the anniversary of the Effective Date, if there is any amount outstanding under Facility B, (a) no payment of principal under any Subordinated Note may be made and (b) regularly scheduled monthly payments of interest under any Subordinated Note may only be made so long as no Default or Event of Default has occurred. If there is any amount outstanding under Facility B, payments of principal under any Subordinated Note may be made in accordance with the applicable Subordination and Intercreditor Agreement after the date that is the anniversary date of the Effective Date only if no Default or Event of Default has occurred and is continuing or will occur as a result of such payment.

     9.14 Greg Gill Obligations. Until the Loans and all Obligations have been paid, performed and satisfied in full, make any payment or accrue any interest on any Indebtedness existing as of the Effective Date and owed to the individual, Gregory B. Gill, listed in that certain Order to Cease and Desist, Order of Restitution, Order for Administrative Penalties and Consent to Same, dated February 26, 2003, or any of his Affiliates. Borrower shall immediately provide written notice to Lender upon any payment on the Indebtedness described in the previous sentence.

                                   SECTION 10
                              DEFAULT AND REMEDIES

     10.1 Events of Default. Each of the following shall constitute an "Event of Default":

          (a) Payment Default. The failure of Borrower to make any payment of principal, interest or other amount due under any of the Loan Documents or Related Documents within 15 days of the date due.

          (b) Insurance and Good Standing. The failure of Borrower to comply with any obligation or covenant contained herein to maintain insurance and such failure is not cured within 30 days of such failure, or the failure of Borrower remain in good standing under the laws of the state in which Borrower is incorporated.

          (c) Other Defaults. Other than the Events of Default listed in any subparagraph other than this Section 10.1(c), the failure of Borrower to comply with any term, obligation, covenant or condition contained in the Loan Documents or the Related Documents, or the failure of Borrower to comply with any other term, obligation, covenant or condition contained in any other agreement between Lender (or an Affiliate of Lender) and Borrower, if such failure is not cured within the applicable cure period, if any, or within 15 days after such failure, whichever is less.

          (d) False Statement. Any warranty, representation or statement made or furnished to Lender by or on behalf of Borrower under the Loan Documents or the Related Documents or in any financial statement delivered to Lender pursuant to the Loan Documents or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished.

          (e) Defective Collateralization. Any Loan Document or Related Document ceases to be in full force and effect at any time and for any reason, including the failure of any applicable Loan Document or Related Document to create a valid and perfected first-priority security interest or Lien as contemplated therein, except for Liens described in clause (e) or clause (f) of the definition of Permitted Liens.

          (f) Voluntary Bankruptcy and Insolvency. Borrower becomes insolvent, or makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due, or dissolves or terminates its existence as a going business.

          (g) Involuntary Bankruptcy. The appointment of a receiver for any part of the property of Borrower, or the commencement of any proceeding under any bankruptcy or insolvency laws against Borrower and such proceeding is not terminated within 90 days of its commencement.

          (h) Creditor Proceedings. Commencement of foreclosure, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower other than Lender against any collateral securing the Loans, and such foreclosure proceeding is not terminated within 30 days of its commencement, unless Borrower is contesting such action in good faith and has provided Lender a bond or other security of such amount and subject to such conditions as are reasonably satisfactory to Lender. This includes a garnishment, attachment or levy on or of any of any deposit accounts of Borrower that are maintained with Lender.

          (i) Government Action. Any Government Authority takes action that Lender reasonably believes will materially adversely affect the financial condition or ability of Borrower to repay the Loans, if not cured by Borrower to the satisfaction of Lender within 15 days after delivery by Lender to Borrower of written notice of such action.

          (j) Judgments. A final judgment or arbitration award shall be entered against Borrower, or Borrower enters into any settlement agreement with respect to any litigation or arbitration, which, when added to other final judgments or arbitration awards against Borrower, or settlement agreements with respect to any litigation or arbitration, exceed at any one time the aggregate amount of $100,000, except with respect to final judgments only after the expiration of any appeal rights provided that Borrower is in good faith contesting the final judgment and has posted any requisite appeal bond to prevent any foreclosure, seizure or attachment of such Borrower's assets.

          (k) Adverse Change. A material adverse change as determined by Lender occurs in the financial condition of Borrower (including, but not limited to, a material adverse change as determined by the Lender in the financial condition of Borrower based on consolidated pro forma financial statements of Target and OneSource submitted to Lender) or the prospects or ability of Borrower to repay the Loans or otherwise perform the obligations of Borrower under the Loan Documents, and such material adverse change is not cured to the satisfaction of Lender within 15 days after delivery by Lender to Borrower of written notice of such material adverse change.

          (l) Cross-Default. Any default or event of default that creates or involves any obligation of Borrower in excess of $100,000 that occurs under any agreement, lease, commitment, contract or instrument executed by Borrower or by which it is bound and subject to any applicable notice or cure periods provided therein.

          (m) Other Loan Document Events of Default. An Event of Default occurs under and as defined in the respective Loan Documents or Related Documents other than this Agreement.

          (n) Deficient Inventory. The amount of Eligible Domestic Inventory (i) reported in the applicable Borrowing Base Certificate submitted to Lender pursuant to Section 8.4(g), (ii) as determined by Lender from the Form 8-K of Borrower submitted to Lender pursuant to Section 8.4(f) or (iii) reported in the Inventory Appraisal Report submitted to Lender pursuant to Section 8.4(g) is below $3,500,000.

          (o) Payment on Gill Note. Borrower breaches its covenant contained in
Section 9.14 hereof.

          10.2 Remedies Upon Event of Default.

          (a) Upon the occurrence of an Event of Default (unless expressly waived in writing by Lender), then, at the option of Lender, without presentment, notice, notice of dishonor, demand, protest or action of any kind by Lender, all of which are hereby waived, except as specifically provided herein: (i) the Facility A Commitment and the obligation of Lender to make Facility A Advances, and the Facility B Commitment and the obligation of Lender to fund the Facility B Advance shall all immediately terminate; and (ii) the entire amount of the Obligations shall become immediately due and payable. In the case of an Event of Default of the type described in Section 10.1(f) and
Section 10.1(g), such acceleration shall be automatic and not optional.

          (b) Upon the occurrence of an Event of Default, Lender may apply any or all payments received hereunder towards any or all of the Obligations in such order as Lender in its sole and absolute discretion deems appropriate.

          (c) In the event of a continuing Default, Lender will be entitled to receive and Borrower shall remit to Lender 100% of any equity contributions received by Borrower after such Default until such Default is cured or waived in writing by Lender.

          (d) No remedy herein conferred upon Lender is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and may be exercised singularly or concurrently and shall be in addition to every other remedy given hereunder, under the Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise.

                                   SECTION 11
                                  ENVIRONMENTAL

     11.1 Indemnity Regarding Hazardous Substances. Borrower hereby indemnifies and holds the Indemnified Parties harmless for, from and against any and all Indemnified Costs incurred by Indemnified Parties and directly or indirectly arising out of or resulting from any Hazardous Substance being present or released in, on or around any part of any real property that is now or hereafter owned or occupied by Borrower, or in the soil, groundwater or soil vapor on or under the real property, including:

          (a) Any claim for such Indemnified Costs asserted by any federal, state or local Government Authority, including the United States Environmental Protection Agency and any other state or local Government Authority, and including any claim that any Indemnified Party is liable for any such Indemnified Costs as an "owner" or "operator" of the real property under any law relating to Hazardous Substances;

          (b) Any such Indemnified Costs claimed against any Indemnified Party by any Person other than a Government Authority, including any Person who may purchase or lease all or any portion of the real property from Borrower, from any Indemnified Party, or from any other purchaser or lessee; any Person who may at any time have any interest in all or any portion of such real property; any Person who may at any time be responsible for any clean-up costs or other Indemnified Costs relating to the real property; and any Person claiming to have been injured in any way as a result of exposure to any Hazardous Substance;

          (c) Any such Indemnified Costs which any Indemnified Party reasonably believes at any time must be incurred to comply with any law, judgment, order, regulation or regulatory directive relating to Hazardous Substances, or which any Indemnified Party reasonably believes at any time must be incurred to protect the real property or any Indemnified Party from any liability or loss; and

          (d) Any such Indemnified Costs resulting from currently existing conditions in, on or around the real property, whether known or unknown by Borrower or the Indemnified Parties at the time this Agreement is executed, and any such Indemnified Costs resulting from the activities of Borrower, the lessors/landlords or tenants of Borrower, or any other Person in, on or around the real property.

     11.2 Indemnity Regarding Construction and Other Risks. Borrower hereby indemnifies and holds the Indemnified Parties harmless for, from and against any and all Indemnified Costs directly or indirectly arising out of or resulting from construction of any improvements on the real property, including any defective workmanship or materials; or any failure to satisfy any requirements of any laws, regulations, ordinances, governmental policies or standards, reports, subdivision maps or development agreements that apply or pertain to the real property; or breach of any representation or warranty made or given by Borrower to any of the Indemnified Parties or to any prospective or actual buyer or lessee of all or any portion of the real property; or any claim or cause of action of any kind by any party that any Indemnified Party is liable for any act or omission of Borrower or any other Person in connection with the possession, sublease, operation or development of the real property.

     11.3 Defense of Indemnified Parties. Upon demand by any Indemnified Party, Borrower shall defend any investigation, action or proceeding involving any Indemnified Costs which is brought or commenced against any Indemnified Party, whether alone or together with Borrower or any other Person, all at the indemnitor's own cost and by counsel reasonably satisfactory to the Indemnified Party. If (a) an Indemnified Party is advised in an opinion of counsel that there may be legal defenses available to it that are different from or in addition to those available to Borrower and Borrower fails to raise such legal defenses, or (b) Borrower shall, after receiving notice of Borrower's indemnification obligation and within a period of time necessary to preserve any and all defenses to any claim asserted, fails to assume the defense or to employ counsel for that purpose reasonably satisfactory to the Indemnified Party, then the Indemnified Party shall have the right to conduct its own defense and Borrower shall be responsible for the reasonable counsel fees, costs and expenses of the Indemnified Party in conducting its defenses.

     11.4 Representation and Warranty Regarding Hazardous Substances. Borrower represents and warrants to Lender that, based upon Borrower's knowledge after reasonable inquiry, no Hazardous Substance has been disposed of or released at the real property in which Borrower holds an interest or conducts its business, except as to use, generation, manufacture, storage, treatment, disposal or release of Hazardous Substances that are: (a) generally recognized to be appropriate to the normal business uses of Borrower; and (b) in compliance with applicable local, state and federal laws, rules and regulations.

     11.5 Compliance Regarding Hazardous Substances. Borrower has complied, and shall comply and cause all tenants and any other Persons who may come upon the real property to comply, with all laws, regulations and ordinances governing or applicable to Hazardous Substances, including those requiring disclosures to prospective and actual purchasers of an interest in all or any portion of the real property.

     11.6 Notices Regarding Hazardous Substances. Borrower shall promptly notify Lender if Borrower knows, suspects or believes there may be any Hazardous Substance in the vicinity of the real property and reasonably likely to affect the real property, at the real property, or in the soil, groundwater or soil vapor on or under its real property, or that Borrower or the real property may be subject to any threatened or pending investigation by any Government Authority under any law, regulation or ordinance pertaining to any Hazardous Substance; provided, however, that no such notice is required if the Hazardous Substance is: (a) generally recognized to be appropriate to the normal business uses of Borrower; and (b) in compliance with applicable local, state and federal laws, rules and regulations.

     11.7 Site Visits, Observations and Testing. The Indemnified Parties and their agents and representatives shall have the right during regular business hours with reasonable prior written notice to Borrower, to enter and visit its real property for the purposes of observing the real property, taking and removing soil or groundwater samples, and conducting tests on any part of the real property. The Indemnified Parties shall have no duty, however, to visit or observe the real property or to conduct tests, and no site visit, observation or testing by any Indemnified Party shall impose any liability on any Indemnified Party. In no event shall any site visit, observation or testing by any Indemnified Party be a representation that Hazardous Substances are or are not present in, on or under the real property, or that there has been or shall be compliance with any law, regulation or ordinance pertaining to Hazardous Substances or any other applicable governmental law. Neither Borrower, nor any other party, is entitled to rely on any site visit, observation or testing by any Indemnified Party. The Indemnified Parties owe no duty of care to protect Borrower or any other party against, or to inform Borrower or any other party of, any Hazardous Substances or any other adverse condition affecting the real property. The Indemnified Party shall make reasonable efforts to avoid interfering with the use of the real property by Borrower in exercising any rights provided in this Section 11.7.

                                   SECTION 12
                                  MISCELLANEOUS

     12.1 Renewals and Extensions. Borrower understands and agrees that Lender has made no commitment to extend or renew Facility A subsequent to the Facility A Maturity Date, or to extend or renew Facility B beyond the Facility B Maturity Date. Any extension or renewal of the Loans shall at all times be subject to the sole and absolute discretion of Lender.

     12.2 Right of Setoff. In addition to all Liens upon, and rights of setoff against, the monies, securities or other property of Borrower given to Lender by law, Lender shall have a Lien and a right of setoff against, and Borrower hereby grants to Lender a security interest in, all monies, securities and other property of Borrower now or hereafter in the possession of or on deposit with Lender, whether held in a general or special account or deposit including any account or deposit held jointly by Borrower with any other Person (including any other Borrower), or for safekeeping or otherwise, except to the extent specifically prohibited by law. Every such Lien, right of setoff and security interest may be exercised only after the occurrence of a Default or an Event of Default (unless expressly waived in writing by Lender), but without any additional demand upon or notice to Borrower. No Lien, right of setoff or security interest shall be deemed to have been waived by any act or conduct on the part of Lender, by any neglect to exercise such right of setoff or to enforce such Lien or security interest, or by any delay in so doing.

     12.3 GAAP. Except as otherwise stated in this Agreement, all financial statements and information provided to Lender and all financial covenants shall be made under GAAP.

     12.4 Governing Law; Jurisdiction, Venue; Waiver of Jury Trial. This Agreement shall be governed by and construed and enforced in accordance with the substantive laws (other than conflict laws) of the State of Arizona, except to the extent Lender has greater rights or remedies under Federal law, in which case such choice of Arizona law shall not be deemed to deprive Lender of any such rights and remedies as may be available under Federal law. Each party consents to the personal jurisdiction and venue of the state courts located in Maricopa County, Arizona in connection with any controversy related to this Agreement, waives any argument that venue in any such forum is not convenient and agrees that, at the option of Lender, any litigation initiated by any of them in connection with this Agreement may be venued in the Superior Court of Maricopa County, Arizona. EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO REQUIRE A TRIAL BY JURY IN ANY COURT ACTION PERTAINING TO THE OBLIGATIONS, THE LOAN DOCUMENTS OR THE RELATED DOCUMENTS, AND AGREES THAT ANY SUCH ACTIONS OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

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
     12.5 Indemnification. Except to the extent arising as the sole result of the gross negligence or willful or intentional misconduct of the Indemnified Parties (as determined by a final, non-appealable judgment of a court of competent jurisdiction), Borrower agrees to indemnify, protect, defend, reimburse and hold harmless the Indemnified Parties for, from and against any and all actual or threatened liabilities, claims, actions, causes of actions, judgments, orders, damages (including foreseeable and unforeseeable consequential damages), costs, expenses, fines, penalties and losses (including sums paid in settlement of claims and all consultant, expert and legal fees and expenses of counsel to the Indemnified Parties) arising out of or resulting from any: (a) breach of any representation or warranty made or given by Borrower to any of the Indemnified Parties or to any prospective or actual buyer of all or any portion of the collateral for the Loans or any breach of any covenant of Borrower under any of the Loan Documents or Related Documents; or (b) any claim or cause of action of any kind by any party that any of the Indemnified Parties are liable for any act or omission of Borrower or any other Person in connection with the collateral securing the Loans.

     12.6 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same agreement. Signatures may be given by facsimile or other electronic transmission, and such signatures shall be fully binding on the party sending the same.

     12.7 Entire Agreement. The Loan Documents, the Related Documents and the exhibits attached thereto contain the entire agreement and understanding of the parties with respect to the subject matter hereof, supersede all other prior understandings, oral or written, with respect to the subject matter hereof, and are intended by Lender and Borrower as the final, complete and exclusive statement of the terms agreed to by them.

     12.8 Amendments. No amendment, modification, change, waiver, release or discharge hereof and hereunder shall be effective unless evidenced by an instrument in writing and signed by the party against whom enforcement is sought.

     12.9 Conflicts; Inconsistency. In the event of any conflict or inconsistency between the terms and provisions of this Agreement and the terms and provisions of any of the other Loan Documents or the Related Documents, the terms and provisions of this Agreement shall control to the extent necessary to resolve such conflict or inconsistency.

     12.10 Additional Sums. All fees, charges, goods, things in action or any other sums or things of value, other than the interest resulting from the interest rate charged with respect to the Loans paid or payable by Borrower (collectively, the "Additional Sums"), whether pursuant to the Loan Documents, the Related Documents or any other document or instrument in any way pertaining to this lending transaction, or otherwise with respect to this lending transaction, that, under the laws of the State of Arizona, may be deemed to be interest with respect to this lending transaction, for the purpose of any laws of the State of Arizona that may limit the maximum amount of interest to be charged with respect to this lending transaction, shall be payable by Borrower as, and shall be deemed to be, additional interest, and for such purposes only, the agreed upon and "contracted for rate of interest" of this lending transaction shall be deemed to be increased by the rate of interest resulting from the Additional Sums.

     12.11 Savings Clause. Borrower understands and believes that this lending transaction complies with the usury laws of the State of Arizona; however, if any interest or other charges in connection with this lending transaction are ever determined to exceed the maximum amount permitted by law, then Borrower agrees that: (a) the amount of interest or charges payable pursuant to this lending transaction shall be reduced to the maximum amount permitted by law; and
(b) any excess amount previously collected from Borrower in connection with this lending transaction that exceeded the maximum amount permitted by law, will be credited against the principal balance then outstanding hereunder. If the outstanding principal balance hereunder has been paid in full, the excess amount paid will be refunded to Borrower.

     12.12 Section Headings. The section headings set forth in this Agreement are for convenience only and shall not have substantive meaning hereunder or be deemed part of this Agreement.

     12.13 Exchange of Information. Borrower agrees that Lender may exchange financial information about Borrower, its Affiliate or Subsidiaries, if any, with: (a) any other lender participating in the Loans; (b) the accountants and attorneys of Lender or any other lender participating in the Loans; (c) any Government Authority or regulatory agencies; and (d) any other Person, as required by applicable law.

     12.14 Consent to Sale or Transfer of Loan or Loan Participations.

          (a) Sale or Transfer of Loans. Borrower agrees and consents to the sale or transfer by Lender (whether now or later) of all of Lender's rights, title and interest in the Loan Documents and Related Documents to any other Person(s) (such Person(s), hereinafter referred to as the "Loan Transferee(s)"). Lender shall exercise reasonable efforts to provide Borrower written notice of any such sale or transfer, however, failure of Lender to deliver such notification shall not create any liability or obligation on Lender or constitute any defense by Borrower to the exercise by Lender of any rights or remedies under the Loan Documents and the Related Documents. Lender may provide, without any limitation whatsoever, to the Loan Transferee(s) any information or knowledge Lender may have about Borrower or any other matter relating to the Loan Documents and the Related Documents, and Borrower hereby waives any rights to privacy Borrower may have with respect to such matters. Borrower agrees that, from and after any such sale or transfer, the Loan Transferee(s) shall be considered as the absolute owner(s) of the Loan Documents and the Related Documents and the lender under this Agreement, and shall have all the rights granted to Lender under this Agreement and may enforce the Obligations irrespective of any failure or insolvency of Lender.

          (b) Sale or Transfer of Loan Participations. Borrower consents and agrees to the sale or transfer by Lender (whether now or later) of one or more participation interests in the Loan Documents and the Related Documents to any other Person(s) (such Person(s) being hereinafter referred to as the "Loan Participant(s)"). Lender shall exercise reasonable efforts to provide written notice to Borrower of any such sale or transfer, however, failure of Lender to deliver such notification shall not create any liability or obligation on Lender or constitute any defense by Borrower to the exercise by Lender of any rights or remedies under the Loan Documents and the Related Documents. Lender may provide, without any limitation whatsoever, to the Loan Participant(s) any information or knowledge Lender may have about Borrower, its Affiliates and Subsidiaries, if any, or any other matter relating to the Loan Documents and the Related Documents, and Borrower hereby waives any rights to privacy Borrower may have with respect to such matters. Borrower hereby additionally waives any and all notices of sale of participation interests in the Loan Documents and the Related Documents to the Loan Participant(s), as well as all notices of any repurchase of such participation interests. Lender agrees that any sale or transfer of a participation interest in the Loan Documents and the Related Documents shall be such that Lender remains the lender under this Agreement with the exclusive power and authority to enforce the provisions hereof and otherwise deal with Borrower.

     12.15 Payment of Expenses. Borrower agrees to pay all fees, costs and expenses incurred by Lender in connection with the Loan Documents and the Related Documents, including the attorneys' fees and costs incurred by Lender in connection with the preparation of the Loan Documents and the Related Documents, and all other fees of Lender, including the costs of conducting audits, inspections or examinations of the collateral for the Loans, appraisal fees, environmental fees, premiums for title insurance policies and endorsements, and filing, recording and search fees. Whenever Borrower is obligated to pay or reimburse Lender for any attorneys' fees, those fees shall include the allocated costs for services of in-house counsel. Borrower shall not be obligated to pay an amount in excess of $75,000 for the fees, costs and expenses, including attorney's fees and costs, incurred in connection with the preparation of the Loan Documents and the Related Documents to be delivered on the Effective Date. Such limitation on fees, costs and expenses shall not include fees, costs and expenses incurred by Lender in connection with the Loan Documents and Related Documents after the Effective Date.

     12.16 Costs of Collection. Borrower agrees to pay all costs of collection, including attorneys' fees, whether or not suit is filed, and all costs of suit and preparation for suit (whether at trial or appellate level), in the event any payment of principal, interest or other amount under the Loan Documents or the Related Documents is not paid when due, or in case it becomes necessary to protect the collateral which is security for the Loans, or to exercise any other right or remedy hereunder or in the Loan Documents or the Related Documents, or in the event Lender is made party to any litigation because of the existence of the Obligations, or if at any time Lender should incur any attorneys' fees in any proceeding under any federal bankruptcy law (or any similar state or federal law) in connection with the Obligations. In the event of any court proceeding, attorneys' fees shall be set by the court and not by the jury and shall be included in any judgment obtained by Lender.

     12.17 Bankruptcy. In the event of the commencement of a bankruptcy case by or against Borrower or involving any of the collateral under the Loan Documents or the Related Documents, Lender, to the extent not already provided for herein, shall be entitled to recover, and Borrower shall be obligated to pay, the attorneys' fees and costs of Lender incurred in connection with: (a) any determination of the applicability of the bankruptcy laws to the terms of the Loan Documents or the Related Documents or the rights of Lender thereunder; (b) any attempt by Lender to enforce or preserve its rights under the bankruptcy laws, or to prevent Borrower or any other person from seeking to deny Lender its rights thereunder; (c) any effort by

Lender to protect, preserve, or enforce its rights against the collateral under the Loan Documents and the Related Documents, or seeking authority to modify the automatic stay of 11 U.S.C. ss. 362 or otherwise seeking to engage in such protection, preservation or enforcement; or (d) any civil proceeding(s) arising under the bankruptcy laws, or arising in or related to a case under the bankruptcy laws.

     12.18 Notices. Any notice or other communication with respect to this Agreement shall: (a) be in writing; (b) be effective on the day of hand-delivery thereof to the party to whom directed, one Business Day following the day of deposit thereof with delivery charges prepaid, with a national overnight delivery service, or three Business Days following the day of deposit thereof with postage prepaid, with the United States Postal Service, by regular first class, certified or registered mail; (c) if directed to Lender, be addressed to Lender at the office of Lender set forth below the signature of Lender, or to such other address as Lender shall have specified to Borrower by like notice, with a copy to Comerica Bank, Phelps Dodge Towers, One North Central Avenue, Suite 1000, 10th Floor, Phoenix, Arizona 85004-4469, Attention: Peter F. Fitzpatrick, Vice President, and to Squire, Sanders & Dempsey L.L.P., 40 North Central Avenue, Phoenix, Arizona 85004, Attention: K. David Lindner, Esq.; and
(d) if directed to Borrower, be addressed to Borrower at the address for Borrower set forth below the signatures of Borrower, or to such other address as Borrower shall have specified to Lender by like notice, with a copy to Rogers & Theobald LLP, 2425 East Camelback Road, Suite 850, Phoenix, Arizona, 85016,
Attention: Michael D. Hool, Esq.

     12.19 Severability. If any provision of the Loan Documents or the Related Documents is invalid or unenforceable, the other provisions of the Loan Documents and the Related Documents shall remain in full force and effect and shall be liberally construed in favor of Lender in order to effectuate the other provisions of the Loan Documents and the Related Documents.

     12.20 No Transfer by Borrower. Borrower shall not transfer or assign any of the rights or obligations of Borrower under the Loan Documents or the Related Documents without the prior written consent of Lender, which may be given or withheld by Lender in its sole and absolute discretion.

     12.21 Binding Nature. Subject to the restrictions in Section 12.20, the provisions of the Loan Documents and the Related Documents shall be binding upon Borrower and the successors and assigns of Borrower, and shall inure to the benefit of Lender and the successors and assigns of Lender.

     12.22 Survival. All indemnities, warranties, representations and covenants made by Borrower in the Loan Documents and the Related Documents shall be considered to have been relied upon by Lender and will survive the making and repayment of the Obligations, delivery to Lender of the Loan Documents and the Related Documents and the termination of each of the Loans, regardless of any investigation made by Lender or on behalf of Lender.

     12.23 Time of Essence. Time is of the essence of the Loan Documents and the Related Documents and each and every provision of the Loan Documents and the Related Documents.


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
     12.24 Waiver. Lender shall not be deemed to have waived any rights under the Loan Documents and the Related Documents unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of the Loan Documents or the Related Documents shall not prejudice or constitute a waiver of the right of Lender otherwise to demand strict compliance with that provision or any other provision of the Loan Documents and the Related Documents. Lender retains all rights even if Lender makes any Advance after a Default. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, shall constitute a waiver of any of the rights of Lender or of any obligations of Borrower as to any future incident or circumstance. Whenever the consent of Lender is required under the Loan Documents or the Related Documents, the granting of such consent by Lender in any instance shall not constitute continuing consent in subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender. Lender may renew, extend or modify the Loan Documents and the Related Documents or release any party or guarantor or collateral under the Loan Documents or the Related Documents; impair, fail to realize upon or perfect the security interest of Lender in the collateral under the Loan Documents and the Related Documents; and take any other action deemed necessary by Lender without the consent of or notice to anyone and without releasing any such party from liability.

     12.25 Construction. The Loan Documents and the Related Documents shall be construed as a whole, in accordance with their fair meaning, and without regard to or taking in to account any presumption or other rule of law requiring construction against the party preparing the Loan Documents and the Related Documents.


                       [SIGNATURE PAGE ON FOLLOWING PAGE]








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




     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   ONESOURCE TECHNOLOGIES, INC.


                                   By:      /s/ Michael L. Hirschey
                                      ------------------------------
                                   Name:    Michael L. Hirschey
                                          --------------------------
                                   Title:            CEO
                                           -------------------------


                                   Address of Borrower:

                                   15730 N. 83rd Way, Suite 104
                                   Scottsdale, AZ 85260


                                   With a copy to:

                                   Rogers & Theobald L.L.P.
                                   2425 E. Camelback Road, Suite 850
                                   Phoenix, AZ 85016
                                   Attention: Michael D. Hool, Esq.












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



                                   COMERICA BANK

                                   By:      /s/ Peter Fitzpatrick
                                      -----------------------------
                                   Name:  Peter Fitzpatrick
                                   Title:  Vice President

                                   Address of Lender:

                                   Comerica Bank
                                   Phelps Dodge Tower
                                   One North Central Avenue
                                   Suite 1000, 10th Floor
                                   Phoenix, AZ  85004-4469
                                   Attention:  William Koenig














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